OFFICE LEASE

150 SPEAR STREET, SAN FRANCISCO, CALIFORNIA

150 SPEAR STREET, LLC,

a Delaware limited liability company, as Landlord,
and CASTLIGHT HEALTH, INC.,
a Delaware corporation, as Tenant

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(i)

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150 SPEAR STREET, SAN FRANCISCO, CALIFORNIA
OFFICE LEASE
This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between 150 Spear Street, LLC, a Delaware limited liability company ("Landlord"), and CASTLIGHT HEALTH, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	May 7, 2015
2. Premises
2.1 Building:	150 Spear Street, San Francisco, California
2.2 Premises:

Approximately 36,333 rentable square feet of space located on the 2nd, 4th and 5th floors of the Building and commonly known as Suites 200, 400, 500 and 575, as further set forth in
Exhibit A to this Lease. Suites 200 and 400 constitute approximately 29,020 rentable square feet and are collectively referred to as the "Phase I Premises" and Suites 500 and 575 constitute approximately 7,313 rentable square feet and are collectively referred to as the "Phase II Premises".

2.3 Project:	The Building is part of an office project known as 150 Spear Street, San Francisco, California, as further set forth in Section 1.1.2 of this Lease.
3. Lease Term (Article 2)
3.1 Length of Term:	Phase I Premises: Seventy-two (72) full calendar months. Phase II Premises: Sixty-four (64) full calendar months.
3.2 Lease Commencement Date:	July 1, 2015 for Phase I Premises. March 15, 2016 for Phase II Premises.
3.3 Lease Expiration Date:	June 30, 2021

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4. Base Rent for Phase I Premises (Article 3):
Months of Lease Term	Annual Base Rate	Monthly Installment of Base Rate
Months 1 – 12*	$56.00 psf/yr	$135,426.66*
Months 13 – 24	$57.68 psf/yr	$139,489.46
Months 25 – 36	$59.41 psf/yr.	$143,673.18
Months 37 – 48	$61.19 psf/yr	$147,977.81
Months 49 – 60	$63.03 psf/yr	$152,427.55
Months 61 – 72	$64.92 psf/yr.	$156,998.20

*Tenant shall not be obligated to pay monthly Base Rent for the first two (2) months of the Lease Term for the Phase I Premises (the “Phase I Premises Abated Base Rent”) so long as Tenant is not in default under the Lease after the expiration of applicable notice and grace periods, as more particularly described in the immediately following sentence. If, at any time, Tenant is in default of any term, condition or provision of this Lease beyond applicable notice and grace periods that results in the Landlord exercising any of its remedies pursuant to Article 19, then as part of the recovery set forth in Article 19, Landlord shall be entitled to the recovery of the unamortized balance of the Phase I Premises Abated Base Rent (with the Phase I Premises Abated Base Rent to be amortized on a straight line basis over the initial 72 month Lease Term with respect to the Phase I Premises, and the unamortized balance thereof to be determined based upon the unexpired portion of the initial Lease Term with respect to the Phase I Premises as of the date of Tenant's default).

Base Rent for Phase II Premises (Article 3):

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent
Months 1 – 12*	$56.00 psf/yr.	$34,127.33*
Months 13 – 24	$57.68 psf/yr.	$35,151.15
Months 25 – 36	$59.41 psf/yr.	$36,205.44
Months 37 – 48	$61.19 psf/yr.	$37,290.21
Months 49 – 60	$63.03 psf/yr.	$38,411.53
Months 61 – 64	$64.92 psf/yr.	$39,563.33

*Tenant shall not be obligated to pay monthly Base Rent for the first month of the Lease Term for the Phase II Premises (the “Phase II Premises Abated Base Rent”) so long as Tenant is not in default under the Lease after the expiration of applicable notice and grace periods, as more particularly described in the immediately following sentence. If, at any time, Tenant is in default of any term, condition or provision of this Lease beyond applicable notice and grace periods that results in the Landlord exercising any of its remedies pursuant to Article 19, then as part of the recovery set forth in Article 19, Landlord shall be entitled to the recovery of the unamortized balance of the Phase II Premises Abated Base Rent (with the Phase II Premises Abated Base Rent to be amortized on a straight line basis over the initial 64 month Lease Term with respect to the Phase II Premises, and the unamortized balance thereof to be determined based upon the unexpired portion of the initial Lease Term with respect to the Phase II Premises as of the date of Tenant's default).

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5. Base Year (Article 4):	Calendar year 2015.
6. Tenant's Share (Article ):

Approximately 13.70% with respect to the entire Premises (36,333 rsf of Premises/265,121 rsf of Building). Approximately 10.95% with respect to the Phase I Premises (29,020 rsf of Phase I Premises/265,121 rsf of Building). Approximately 2.75% with respect to the Phase II Premises (7,313 rsf of Phase II Premises/265,121 rsf of Building).

7. Permitted Use (Article 5):	Subject to the limitations imposed under Section 5 of this Lease, general office use only.
8. Security Deposit (Article 21):	$508,662.00.
9. Letter of Credit Amount (Section 1.5):	$1,000,000.00
10. Parking Spaces (Article 27):	Zero
11. Address of Tenant for Notices (Section 28.19):	Castlight Health, Inc. Two Rincon Center 121 Spear Street, Suite 300 San Francisco, California 94105 Attention: General Counsel (Prior to Lease Commencement Date)

and

Castlight Health, Inc.
150 Spear Street, Suite 200
San Francisco, California 94105 Attention: General Counsel
With a copy to: Castlight Health, Inc.
Two Rincon Center
121 Spear Street, Suite 300
San Francisco, California 94105 Attention: General Counsel

(After Lease Commencement Date)

12. Address of Landlord

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12.1 Address of Landlord for Notices (Section 28.19):
150 Spear Street, LLC
c/o Principal Real Estate Investors
801 Grand Avenue – Department H-137 Des Moines, IA 50392-1370
Attn: Western CRE-Equities Team

with a copy to:

Colliers International
150 Spear Street, Suite 575 San Francisco, CA 94105 Attention: Property Manager

12.2 Address of Landlord for Rent Payments (Article 3):	Principal Life Insurance Company dba 150 Spear Street, LLC Property: 122610 P.O. Box 310300 Des Moines, IA 50331-0300
13. Broker(s) (Section 28.25):	Colliers International representing Landlord and Savills Studley, representing Tenant.

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1    Premises, Building, Project and Common Areas.

1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A attached hereto and the Premises contain approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2 below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3 below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2 below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises and Tenant shall accept the Premises in its "AS-IS" condition on the applicable date of delivery, provided the Premises is in substantially its condition as of the date of this Lease (i.e. there has been no material damage or destruction to the Premises). Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary condition and repair, subject to latent defects. Notwithstanding the foregoing, on the date of delivery of any portion of the Premises to Tenant, Landlord shall deliver such portion of the Premises in broom clean condition, free of all personal property and debris, and with the Base Building (as defined below) and the existing Building systems and equipment in good working condition and Tenant shall have a review period of sixty (60) days from such delivery date (the "Review Period") to confirm such condition. In the event that Tenant notifies Landlord during the Review Period, in writing, of any of the foregoing items that are not in good working condition, Landlord shall use commercially reasonable efforts to cause such items to be promptly repaired to the extent that any deficiencies to such systems are not caused by the acts or omissions of Tenant or any of Tenant's Representatives (as defined below), or any Alterations performed by or on behalf of Tenant. If Tenant fails to timely deliver to Landlord such written notice of Building systems or equipment not in good working condition within the Review Period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise expressly provided in this Lease.
1.1.2    The Building and the Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of an office project known as 150 Spear Street, San Francisco, California. The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto from time to time and designated as part of the Project.
1.1.3    Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to,

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or change the location of elements of the Project and the Common Areas. In connection with any work by Landlord in, and alterations or improvements to the Common Areas, Landlord shall use commercially reasonable efforts to minimize any material adverse interference with Tenant's business at the Premises, and any unreasonable interference with Tenant's access to the Premises, as a result thereof.
1.2    Rentable Square Feet of Premises and Building. For purposes of this Lease, "rentable square feet" in the Premises, the Building and the Project, as the case may be, has been calculated in accordance with the Standard Method for Measuring Floor Area in Office Buildings (ANSI Z65.1-1996) promulgated by the Building Owners And Managers Association (BOMA) ("Measurement Standard"). Notwithstanding anything to the contrary set forth in Section 2.2 of the Summary or elsewhere in this Lease, the rentable area of the Premises is subject to verification by Landlord's space planner pursuant to the Measurement Standard after Landlord's approval of the "Final Space Plan," as that term is defined in Section 3.2 of the Tenant Work Letter; provided, however, that in the event of any such adjustment to the rentable area of the Premises, the Building and/or the Project, the Base Rent payable by Tenant during the initial Lease Term shall not be modified in accordance with such subsequent determination. The determination of Landlord's space planner shall be conclusive and binding upon the parties and shall be confirmed by written notice from Landlord to Tenant. In the event that Landlord's space planner determines that the rentable area of the Premises shall be different from that set forth in Section 2.2 of the Summary, then all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable area (including, without limitation, the amounts of "Base Rent," the "Security Deposit" and the "Tenant Improvement Allowance," and "Tenant's Share," as those terms are defined in this Lease, respectively) shall be modified in accordance with such determination. Notwithstanding the foregoing, Landlord may remeasure the Building and/or the Project, from time to time, in accordance with the Measurement Standard and if the rentable area of the Premises, the Building and/or the Project shall change as measured in such remeasurement, then the rentable area of the Premises and/or the Building, as the case may be, shall be appropriately adjusted as of the date of such remeasurement based upon the written verification by Landlord's space planner of such revised rentable area; provided, however, that in the event of any such adjustment to the rentable area of the Premises, the Building and/or the Project, the Base Rent payable by Tenant during the initial Lease Term shall not be modified in accordance with such subsequent determination.
1.3    Early Access. Landlord shall permit Tenant to access and enter portions of the Premises prior to the applicable Lease Commencement Date and commencement of payment of Rent with respect to such spaces as provided in the following sentence. Tenant shall be granted access to: the Suite 400 portion of the Phase I Premises on the mutual execution and delivery of this Lease and the Phase II Premises (i.e., Suite 500 and Suite 575) on November 15, 2015 (the "Early Entry Dates"), solely for purposes of installing the Tenant Improvements. Such limited purpose entry and use of the Premises by Tenant shall be at Tenant's sole risk and shall also be subject to all of the provisions of this Lease including, but not limited to, the requirement to obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein. Notwithstanding the immediately preceding sentence, Tenant shall not be required to pay Rent (including any utilities costs incurred) prior to the applicable Lease Commencement Date. In addition to the foregoing, Landlord shall have the right to impose such additional reasonable conditions on Tenant's early entry as Landlord shall deem reasonably appropriate. Landlord and Tenant acknowledge that Tenant is currently in possession of the Suite 200 portion of the Phase I Premises pursuant to a sublease between Fitbit, Inc., as sublandlord, and Tenant, as subtenant, the term of which expires on June 30, 2015, and that Tenant shall thereafter continue in possession of, and lease directly from Landlord, the Suite 200 portion of the Phase I Premises pursuant to this Lease.
1.4    Existing Tenant Contingency. Tenant hereby acknowledges that the Suite 500 portion of the Premises are presently being occupied by Net Impact, a California corporation (the "Existing Tenant"). Landlord's delivery to Tenant of possession of the Suite 500 portion of the Phase II Premises by the anticipated Early Entry Date set forth above with respect to such space is contingent upon the Existing Tenant vacating the Premises and surrendering possession thereof to Landlord by September 30, 2015. Tenant acknowledges and agrees that if Landlord cannot deliver to Tenant possession of the Suite 500 portion of the Phase II Premises on the anticipated Early Entry Date, Landlord shall neither be subject to any liability nor shall the validity of the Lease be affected. Notwithstanding the foregoing or anything to the contrary in this Lease, if for any reason Landlord fails to deliver possession of any portion of the Premises by the applicable Early Entry Date (other than the Suite 200 portion of the Phase I Premises, for which there is no Early Entry Date), the Lease Commencement Date with respect to such portion of the Premises shall be extended by one (1) day for each day between the applicable Early Entry Date and the date that possession of the applicable portion of the Premises

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is actually delivered to Tenant.
1.5    Letter of Credit. On or before the date that is ten (10) days after the mutual execution and delivery of this Lease, and as a condition precedent to the effectiveness of this Lease, Tenant shall deliver to Landlord an original Letter of Credit ("Letter of Credit") meeting the requirements set forth in the Letter of Credit Rider attached hereto. Tenant hereby acknowledges that Landlord would not enter into this Lease without Tenant's delivery of the Letter of Credit as required herein. In the event Tenant is unable to timely deliver the Letter of Credit as required herein, Tenant may satisfy the provisions of this Section 1.5 by the delivery to Landlord of an additional One Million Dollars ($1,000,000.00) cash to be held under this Lease as an additional Security Deposit (the "Additional Security Deposit") which additional deposit shall be subject to the terms of Article 21 of the Lease. The Additional Security Deposit shall be returned to Tenant promptly following Landlord's receipt of a Letter of Credit meeting the requirements set forth in the Letter of Credit Rider.

ARTICLE 2

LEASE TERM

2.1    Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") with respect to the applicable Phase of the Premises shall be for approximately the number of months set forth in Section 3.1 of the Summary, shall commence on the applicable Lease Commencement Date (as set forth in Section 3.2 of the Summary) and terminate on the Lease Expiration Date (as set forth in Section 3.3 of the Summary), unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the applicable Lease Term; provided, however, that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice, in substantially the form set forth in Exhibit C attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof; provided, however, that Tenant's failure to execute and return such notice to Landlord within such time shall be conclusive proof upon Tenant that the information set forth in such notice is as specified therein.

2.2    Option to Extend.
2.2.1    Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in this Section 2.2, Tenant shall have one (1) option ("Option") to extend the Lease Term for five (5) years (the "Extended Term").

2.2.2    Tenant's Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise the Option (the "Option Notice"). If Landlord does not receive an Option Notice from Tenant on a date which is neither more than fifteen (15) months nor less than twelve (12) months prior to the initial Lease Expiration Date, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of the Option, subject to the provisions, limitations and conditions set forth in Section 2.2.5 below, the initial Lease Term shall be extended for the Extended Term.

2.2.3    Establishing the Initial Monthly Base Rent for the Extended Term. The initial monthly Base Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the "Fair Market Rental Rate" payable by Tenant for the Extended Term shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first- class buildings in the vicinity of the Building including other first-class office buildings in the San Francisco Central Business District office market, taking into consideration all free rent, tenant improvement allowances, brokerage commissions and other out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases that

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would be included for space leased for the period of the Extended Term.

If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter "broker") with at least five (5) years' full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Market Rental Rate for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extended Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days' written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the Extended Term. The determination of the Fair Market Rental Rate by the third broker shall be binding upon Landlord and Tenant.

In no event shall the monthly Base Rent for the period of the Extended Term be less than the highest monthly Base Rent charged during the initial Lease Term. Upon determination of the initial monthly Base Rent for the Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute an amendment to this Lease. Such amendment shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to extend the Lease Term under this Section 2.2 unless Landlord and Tenant otherwise agree in writing.

2.2.4    Condition of Premises and Brokerage Commissions for the Extended Term. If Tenant timely and properly exercises the Option, in strict accordance with the terms contained herein: (i) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (ii) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant ("Tenant's Renewal Broker") in connection with such Option. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Renewal Broker, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys' fees and costs.

2.2.5    Limitations On, and Conditions To, Extension Option. The Option provided for herein is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease other than to a Permitted Transferee (as defined below). At Landlord's option, all rights of Tenant under this Section 2.2 shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur:
(i) Tenant has been in monetary default at any time during the Lease Term (beyond the expiration of all applicable notice and cure periods), or is in default of any provision of the Lease (beyond the expiration of all applicable notice and cure periods) on the date Landlord receives an Option Notice; and/or (ii) Tenant has assigned its rights and obligations under all or part of the Lease other than to a Permitted Transferee or Tenant is then subleasing more than thirty-three percent (33%) of the Premises other than to a Permitted Transferee; and/or (iii) Tenant's financial condition is unacceptable to Landlord at the time an Option Notice is delivered to Landlord (and if Tenant's financial condition is sufficient at the time

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of delivery of an Option Notice to satisfy the requirements necessary to burn down the Letter of Credit Amount as provided in the Letter of Credit Rider, then Tenant's financial condition shall be deemed acceptable to Landlord pursuant to this clause); and/or (iv) Tenant has failed to exercise properly an Option in a timely manner in strict accordance with the provisions of this Section 2.2; and/or (v) Tenant's right to possession of all or any part of the Premises under this Lease has been terminated, or if this Lease has been terminated earlier, pursuant to the terms and provisions of this Lease.

ARTICLE 3
BASE RENT

From and after the applicable Lease Commencement Date, Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the address set forth in Section 12.2 of the Summary, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the Premises for the first full month of the Lease Term for which Base Rent is due hereunder shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4
ADDITIONAL RENT

4.1    General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, commencing on January 1, 2016, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent and all other sums payable by Tenant to Landlord hereunder are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    "Base Year" shall mean calendar year 2015.
4.2.2    "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."
4.2.3    "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

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4.2.4    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:
(i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, replacing, renovating and managing the utility, telephone, communications, mechanical, sanitary, storm drainage, and elevator systems, and the cost of supplies, tools, equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees (not to exceed five percent (5%) of Landlord's gross rental receipts for the Building), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons at or below the level of senior property manager engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building, provided that capital improvements shall be limited as provided in clause (xv) below; (xi) the cost of janitorial, alarm, security and other services; (xii) the costs of repair, replacement and restoration of the Common Areas, including the costs of replacement of wall and floor coverings, ceiling tiles and fixtures, curbs and walkways; (xiii) the costs of repair to roofs and re-roofing, provided that capital improvements shall be limited as provided in clause (xv) below; (xiv) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xv) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended as a labor-saving device or to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with energy conservation programs, (C) that are made to the Project after the date of this Lease and that are required under any governmental law or regulation effective (or as first interpreted) after the Lease Commencement Date; or (D) that are repairs, replacements or modifications of existing improvements at the Project that are required to keep the Project in good order and condition; provided, however, that any capital expenditure shall be amortized with interest at the "prime rate" or "reference rate" announced from time to time by Bank of America, N.T. & S.A., (or such reasonable comparable national banking institution as is selected by Landlord in the event Bank of America, N.T. & S.A., ceases to publish a prime rate or reference rate), plus two percent (2%), over its useful life as reasonably determined by Landlord;
(xvi) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5 below; and (xvii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (1) costs of leasing commissions, attorneys' fees and other costs and expenses (including advertising and promotional costs) incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; (2) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (3) except as otherwise provided in this Section 4.2.4, costs of principal and interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project; (4) except as otherwise provided in this Lease, the cost of any capital improvements; (5) depreciation of the Building; (6) reserves for expenses beyond those for current year anticipated expenses; (7) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about the Project, unless such costs and expenses are the responsibility of Tenant as provided in Article 5 of this Lease, in which event all such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Article 5; (8) costs to the extent Landlord is reimbursed directly by other tenants of the Building, other third parties or through insurance proceeds; (9) costs of correcting defects in, or significant design error relating to, the initial design or construction of the Building; (10) fines, penalties or interest incurred solely as a result of Landlord’s gross negligence or willful misconduct; (11) costs incurred by Landlord to comply with violations

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of Applicable Law in effect as of the Lease Commencement Date and as interpreted by applicable governmental authorities as of such date; and (12) the assessment or billing of operating expenses that results in Landlord being reimbursed more than one hundred percent (100%) of the total expenses for the calendar year in question.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses (including Operating Expenses for the Base Year) shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the variable cost components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages. Operating Expenses for the Base Year shall include amortized costs relating to capital improvements, provided that at such time as any such costs are no longer included in Operating Expenses, such costs shall be excluded from the Base Year calculation of Operating Expenses. In the event that, after the Base Year, a new category or type of expense is included within Operating Expenses (but not in the Base Year) and such new expense results in an annual increase in Operating Expenses of more than five percent (5%), provided such new category or type of expense is not required by law, governmental authority or Landlord's lender, then such new category or type of expense shall be included in the Base Year as if such costs first incurred by Landlord as a result thereof were incurred in the Base Year.

4.2.5    Taxes.
4.2.5.1    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2    Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost- sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross receipts or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and/or the Project.

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4.2.5.3    Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4 below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within ten (10) days following submission to Tenant of an invoice from Landlord, Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1 above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project),
(ii)any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4    Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect
(A)the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3 above.

4.2.6    "Tenant's Share" shall mean the percentage ratio that the number of rentable square feet in the Premises bears to the number of rentable square feet in the Building. If Tenant's Share shall be adjusted in accordance with Section 1.2 above at any time after the Base Year, then, as to the Expense Year in which such change occurs, Tenant's Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

4.3    Allocation of Direct Expenses. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in an equitable manner in Landlord's reasonable discretion, provided that Cost Pool adjustments are also made to the Base Year Direct Expenses so that items are treated consistently in the Base Year as for each Expense Year. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project, and the retail space tenants of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4    Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1 below, and as Additional Rent, an amount equal to the excess (the "Excess").

4.4.1    Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant within one hundred fifty (150) days following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an

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Excess is present, Tenant shall pay, with its next installment of Base Rent due or within fifteen (15) days, whichever is earlier to occur, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2 below. If the amounts paid by Tenant during an Expense Year as Estimated Excess exceed the Excess for such Expense Year, then such difference shall be refunded to Tenant within thirty (30) days, provided that any refund may, at Landlord's option, be credited against Additional Rent next coming due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4; provided, however, if Landlord fails to provide a Statement within one (1) year after the expiration of the Expense Year to which such Statement is applicable, Landlord shall be deemed to have waived its right to collect any Excess with respect to Operating Expenses (but not Tax Expenses) for such Expense Year. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall pay to Landlord such amount within thirty (30) days of receipt of an invoice, and if Tenant has overpaid Landlord shall pay to Tenant such amount within thirty (30) days. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2    Statement of Estimated Direct Expenses.    In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered at any time during such Expense Year to take into account variations in the Estimate made by Landlord. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess (such amount referred to herein as the "True-Up Amount") for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. From and after Tenant's payment of the True-Up Amount and continuing until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant pursuant to which the True-Up Amount was calculated.

4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.
4.5.1    Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, Tenant shall repay to Landlord, upon demand, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2    If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1 above.

4.5.3    Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any
(i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein

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or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6    Audit. After delivery to Landlord of at least thirty (30) days' prior written notice delivered no later than one hundred twenty (120) days after receipt of a Statement, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year and for the Base Year, at Landlord's offices in the Building or elsewhere in San Francisco, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents other than to the extent required by law or court order. Landlord and Tenant each shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If Tenant fails to timely deliver written notice of Tenant's desire to audit a Statement pursuant to this Section 4.6 or Tenant fails to commence and complete such audit within seven (7) months after Landlord’s delivery of the Statement in question, then Tenant shall be deemed to have approved of such Statement and such Statement shall be final and binding upon Tenant. If through such audit it is determined that the amount of Direct Expense payments made by Tenant for such calendar year is more than five percent (5%) in excess of the actual Direct Expenses payable for such year by Tenant, then Landlord shall reimburse Tenant for the reasonable accounting costs and expenses incurred by Tenant in performing such audit, including Tenant’s outside auditors or accountants (but excluding Tenant's in-house personnel). However, if through such audit it is determined that there is a discrepancy of one percent (1%) or less, then Tenant shall reimburse Landlord for the reasonable accounting costs and expenses associated with Landlord’s outside accounting firms or auditors (but excluding Landlord's in-house personnel) in connection with such audit.

ARTICLE 5
USE OF PREMISES

5.1    Permitted Use. Subject to the limitations of Section 5.2 below, Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2    Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or health service organization who or which are providing direct health care services to the public; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use;
(v) retail or restaurant uses; or (vi) broadcast communications firms such as radio and/or television stations. Tenant shall not allow occupancy density of use of the Premises which is greater than one person per one hundred fifteen (115) rentable square feet of the Premises on average. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of any laws, statutes, ordinances, regulations or other requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws") including, without limitation, any such Applicable Laws relating to Hazardous Materials (as hereinafter defined). Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter

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affecting the Project provided the same do not materially interfere with Tenant's use of or access to the Premises or materially change Tenant's rights and obligations under this Lease. Tenant shall use reasonable efforts to cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management and conservation; (ii) water conservation and management;
(iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council, provided the same do not materially interfere with Tenant's use of or access to the Premises or materially increase Tenant's costs related to the operation or use of the Premises. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord.

5.3    Environmental Covenants.

5.3.1    As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains (1) any "hazardous substance" as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (2) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act, as amended ("RCRA") (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended ("TSCA") (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (4) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (5) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (6) polychlorinated biphenyls; (7) lead and lead-containing materials; or (8) any additional substance, material or waste (A) the presence of which on or about the Premises or the Building (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises, the Building or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises, the Building or any adjacent area or property, or (iii) which, if it emanated or migrated from the Premises or the Building, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

5.3.2    As used in this Lease, the term "Environmental Laws" shall mean and include (1) CERCLA, RCRA and TSCA; and (2) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

5.3.3    Tenant agrees that during its use and occupancy of the Premises that Tenant and its employees, agents, licensees, Transferees (as defined in Section 14.1 hereof), contractors and invitees (collectively, "Tenant's Agents") will (1) neither (A) permit Hazardous Materials to be present on, in or about the Premises, the Building or the Project except for nominal amounts of normal office supplies used within the Premises in full compliance with Environmental Laws, nor (B) generate, release, discharge, store, dispose of or otherwise handle or use any Hazardous Materials on, in or about the Premises, the Building or the Project; (2) comply with all Environmental Laws relating to the Premises, the Building and/or the Project; (3) not engage in or permit others to engage in any activity at the Premises, the Building and/or the Project in violation of any Environmental Laws; and (4) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord, the Premises, the Building or the Project relating to any Hazardous Materials or under any Environmental Laws, or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 5.3.

5.3.4    If the use of Hazardous Materials by Tenant or Tenant's Agents on, in or about the Premises, the Building or the Project results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (2) any additional requirements of Landlord that are

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reasonably necessary to protect the value of the Premises, the Building and/or the Project.
5.3.5    Upon reasonable notice to Tenant, Landlord may enter and inspect the Premises and surrounding areas for the purpose of determining whether there exists on, in or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. In the event (1) such inspections reveal the presence of any such Hazardous Material or other condition or activity caused or permitted by Tenant or Tenant’s Agents in violation of the requirements of this Lease or of any Environmental Laws, or (2) Tenant or Tenant's Agents have contributed or consented to the presence of any Hazardous Materials in, on, under, through or about the Premises, the Building and/or the Project in violation of the requirements of this Lease or of any Environmental Laws or exacerbated the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises, the Building and/or the Project, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for the use, storage, treatment or disposal of Hazardous Materials by Tenant or Tenant's Agents, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

5.3.6    Landlord shall have the right, but not the obligation, prior or subsequent to any default by Tenant, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Premises, with reasonable prior notice to Tenant, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, the Building and/or the Project in violation of Tenant's obligations under this Lease or Tenant's obligations under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's sole cost and expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Section 5.3 shall be payable by Tenant upon demand.

5.3.7    Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, losses, damages, liabilities, costs and expenses of every kind (including, without limitation, loss in value of the Premises, the Building and/or the Project and reasonable attorneys', experts' and consultants' fees and costs) incurred by Landlord to the extent arising from or in connection with (1) any Hazardous Materials placed on, in or about the Premises, the Building or the Project by Tenant or Tenant's Agents, or (2) Tenant's breach of any provision of this Section 5.3. The provisions of this Section 5.3 shall survive the expiration or earlier termination of this Lease.

5.3.8    Tenant shall not be liable to Landlord or any Landlord Party for nor otherwise obligated to Landlord or any Landlord Party under any provision of the Lease with respect to the following: (i) any claim, remediation, obligation, investigation, obligation, liability, cause of action, attorneys' fees, consultants' cost, expense or damage resulting from any Hazardous Materials present in, on or about the Premises to the extent not caused or otherwise permitted, directly or indirectly, by Tenant or Tenant's Agents; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises caused by any source, including third parties, other than Tenant or Tenant's Agents; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any of Tenant's Agents contributes to the presence of such Hazardous Materials, or Tenant and/or any of Tenant's Agents exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant's Agents allows or permits persons over which Tenant or any of Tenant's Agents has control, and/or for which Tenant or any of Tenant's Agents are legally responsible for, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises, or (c) Tenant and/or any of Tenant's Agents does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Agents has control and/or for which Tenant or any of Tenant's Agents are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises.

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ARTICLE 6
SERVICES AND UTILITIES
6.1    Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1    Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the "Building Hours"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, President's Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays"). Landlord shall operate and maintain the HVAC system for the Premises in a manner sufficient to maintain an indoor air quality within the limits required by the American Society of Heating, Air Conditioning and Refrigeration Engineers (ASHRAE) standard 62-2007. Tenant shall use reasonable efforts to notify Landlord within three (3) days after Tenant first has knowledge of any of the following conditions at, in, on or within the Premises: standing water, water leaks, water stains, humidity, mold growth, or any unusual odors (including, but not limited, musty, moldy or mildewy odors). Tenant shall have the right of ingress and egress to the Premises, the Building and the Project twenty four (24) hours per day, seven (7) days per week during the Lease Term.

6.1.2    At all times, Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of three (3) watts per rentable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one and one-half (1.5) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3    At all times, Landlord shall provide city water, both hot and cold, from the existing Building outlets for drinking, lavatory and toilet purposes in the Building common areas.

6.1.4    Landlord shall provide janitorial services to the Premises, Monday through Friday except the date of observation of the Holidays, in and about the Premises.

6.1.5    Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours and shall have at least one elevator available at all other times.

6.1.6    Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe and provide to Tenant in writing for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2    Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use (i) heat- generating equipment or machines in the Premises, or (ii) machines, other than normal fractional horsepower office machines, or (iii) lighting in the Premises, which equipment, machines and/or lighting may materially affect the temperature otherwise maintained by the air conditioning system or materially increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right, following notice to Tenant, to install supplementary facilities and equipment in or servicing the Premises, including supplementary or

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additional air conditioning and/or metering devices, and the cost thereof, including the cost of installation, operation and maintenance of any supplementary facilities and/or equipment, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, accompanied by reasonably detailed supporting documentation, the cost of such excess consumption, the reasonable cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the reasonable cost of the increased wear and tear on existing equipment caused by such excess consumption. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish uniformly for the Building. As of the date of this Lease, the hourly cost for after-hours HVAC is $115.00 per hour and $35.00 per hour for fans only.

6.3    Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to abate all Rent due hereunder, to the extent that utility services to the Premises are interrupted or suspended solely as a result of Landlord's or its authorized representatives' gross negligence or willful misconduct, for a period of seven (7) or more consecutive business days, provided that Tenant is prevented from using the Premises as a result thereof, in the proportion that the portion of the Premises that Tenant is prevented from using bears to the total Premises.

6.4    Server Room. Landlord and Tenant acknowledge that there are existing server and telecommunication rooms and associated HVAC equipment located within the Premises as of the date of this Lease (“Existing Server Rooms”), which Existing Server Rooms, depending upon Tenant’s intended use thereof, may require electricity and HVAC services twenty-four (24) hours per day, three hundred sixty-five (365) days per year. In the event Tenant installs a new server room in a portion of the Premises (the "New Server Room"), such New Server Room may require electricity and HVAC services twenty-four (24) hours per day, three hundred sixty-five (365) days per year. Landlord agrees that, subject to the terms of this Lease, Landlord shall provide Tenant and the Existing Server Rooms and New Server Room with such services, at Tenant's sole cost and expense. Tenant shall install, at Tenant's sole cost and expense, HVAC to the New Server Room and a separate monitoring device to measure such New Server Room usage and Tenant shall pay the actual costs of usage as measured by such separate monitoring device within thirty (30) days following Landlord's written demand, accompanied by reasonably detailed supporting documentation. In addition, if Tenant utilizes any Existing Server Room for its servers, to the extent such Existing Server Room does not have a separate monitoring device to measure such Existing Server Room usage, Tenant shall install, at Tenant’s sole cost and expense, a separate monitoring device to measure such Existing Server Room use and Tenant shall pay the actual costs of usage as measured by such separate monitoring device within thirty (30) days following Landlord’s written demand, accompanied by reasonably detailed supporting documentation. In connection with the Existing Server Rooms and New Server Room, Tenant may connect into the Building’s condenser water system, and Landlord shall not charge Tenant any fee for such connection to the Building’s condenser water system.

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ARTICLE 7
REPAIRS

Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein and all heating, ventilating, air conditioning, electrical and utility systems that are located within and exclusively serve the Premises, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by casualty to, or condemnation of, the Premises, ordinary wear and tear and repairs for which Landlord is responsible pursuant to this Lease; provided however, that Landlord shall have the exclusive right, exercisable at Landlord's option, but not the obligation, to make such repairs and replacements if Tenant fails to make the same as required hereunder after expiration of the applicable notice and cure period provided in Article 19, and Tenant shall pay to Landlord the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements promptly upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times and after reasonable prior written notice (except in emergencies) to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Landlord shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant's use and occupancy of the Premises as a result of any entry by Landlord permitted under this Article 7. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

Subject to the provisions of the immediately preceding paragraph, Articles 11 and 13 of this Lease and Tenant's obligations under Article 4 to reimburse Landlord for Tenant's Share of the cost and expenses of the following described items, Landlord shall maintain or cause to be maintained in good order, condition and repair at all times during the Lease Term, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Common Areas, and the Building plumbing, heating, ventilating, air conditioning, life safety and electrical systems serving the Building and the Common Areas; provided, however, that Tenant shall pay the cost of repairs or replacements to the extent arising out of the negligence or willful misconduct of Tenant or Tenant's Agents. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.

ARTICLE 8
ADDITIONS AND ALTERATIONS

8.1    Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes (individually, an "Alteration"; collectively, the "Alterations") to the Premises or to any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing to the contrary, Tenant may, at its sole cost and expense and without Landlord's written consent, perform interior, non-structural alterations or additions to the Premises provided such alterations or additions do not affect the structural components of the Building or Base Building systems and equipment or require any permit or roof penetrations and the cost of which does not exceed $60,000 in the aggregate over a 12 month period (the "Permitted Alterations"). Tenant shall first notify Landlord at least fifteen (15)

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days prior to commencing any Permitted Alterations so that Landlord may post a Notice of Non-Responsibility on the Premises. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2    Manner of Construction.    Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord. The contractor or person selected by Tenant or Landlord to make Alterations must declare to Landlord in writing that he or she belongs to a local trade union, and must be approved in writing by Landlord prior to commencement of any work. If a subcontractor is selected to perform the work, the general contractor must warrant and represent to Landlord in writing that such subcontractor belongs to a local trade union. If such Alterations will involve the use of or disturb Hazardous Materials existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such Hazardous Materials. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws, pursuant to a valid building permit, issued by the City of San Francisco, and in conformance with Landlord's construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, for any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3    Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with statutory requirements necessary to obtain final lien releases and waivers in connection with Tenant's payment for work to contractors. If Tenant requests any alteration, repair or improvement work to be performed by Landlord, Tenant shall pay to Landlord a percentage (which shall be uniformly established for the Building) of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not request Landlord to perform any such work, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

8.4    Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or the general contractor carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien- free completion of such Alterations and naming Landlord as a co-obligee.

8.5    Landlord's Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and, except for Tenant's Property (as defined in Section 15.2), shall be and become the property of Landlord. Furthermore, Landlord may, by written

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notice to Tenant given at the time of Landlord's consent thereto, require Tenant, at Tenant's expense, upon the expiration or earlier termination of this Lease to (i) remove any Alterations in the Premises, and/or (ii) remove any "Non Standard Tenant Improvements," as that term is defined in Section 3.5 of the Tenant Work Letter, located within the Premises, and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations in the Premises, then at Landlord's option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16 below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from any liability, cost, damages, obligation, expense or claim (including reasonable attorneys' fees) in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment placed or installed in, on or about the Premises by or on behalf of Tenant, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary set forth in this Lease or the Tenant Work Letter, Tenant shall have no obligation to remove the Original Improvements, any Permitted Alterations, or any Alterations which Landlord has not designated to be removed at the time of its consent thereto.

8.6    Wi-Fi Network. Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network ("Wi-Fi Network") in the Premises for the use by Tenant and its employees, then, to the extent permitted by Applicable Laws, the same shall be subject to the provisions of this Section 8.6 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant's installation of such Wi-Fi Network, Tenant shall, in accordance with Section 15.2 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or Project or with any other tenant's communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 8.6, except to the extent same is caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following receipt of notice of such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord's satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi- Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and to confirm Tenant's compliance with the terms of this Section 8.6, Landlord shall retain such professionals at commercially reasonable rates, and Tenant shall reimburse Landlord within twenty (20) days following submission to Tenant of an invoice from Landlord, which costs shall not exceed $1,000 per year (except in the event of a default by Tenant hereunder). This reimbursement obligation is independent of any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.

ARTICLE 9
COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, expenses or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty

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(20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10
INSURANCE
10.1    Indemnification and Waiver.    Except to the extent caused by the gross negligence or willful misconduct of Landlord or a Landlord Party, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, the Building and/or the Project, from any cause whatsoever (including, without limitation, personal injuries occurring in, on, upon or about the Premises, the Building and/or the Project) and agrees that Landlord, its partners, representatives, members, agents, employees, directors, officers, successors and assign (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant from any cause whatsoever. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all losses, costs, damages (excluding any lost profits, loss of business or other consequential damages except as expressly set forth in Articles 16 or 17 of this Lease), claims, judgments, expenses and liability (including without limitation court costs and reasonable attorneys' fees) (individually, a "Claim"; collectively, "Claims") incurred in connection with or arising from: (i) any violation by Tenant or Tenant's Agents of any Applicable Laws, including, without limitation, any Environmental Laws, (ii) the use or occupancy or manner of use or occupancy of the Premises, the Building and/or the Project by Tenant or Tenant's Agents or any person or entity claiming through or under Tenant, (iii) any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of Tenant's Agents or any such person, in, on or about the Project, (iv) any default by Tenant or Tenant's Agents in the observance or performance of any of the terms, covenants or conditions of this Lease, either prior to, during, or after the expiration of the Lease Term, or (v) any cause in, on or about the Premises, provided that the terms of the foregoing indemnity shall not apply to any Claims arising from the gross negligence or willful misconduct of Landlord or any other Landlord Parties. In the event any action or proceeding is brought against Landlord for any Claim against which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole expense by counsel reasonably approved by Landlord. Notwithstanding the provisions of this Section 10.1 above to the contrary, Tenant's indemnity of Landlord and the Landlord Parties shall not apply to: (i) any Claims to the extent resulting from the gross negligence or willful misconduct of the Landlord Parties and not insured or required to be insured by Tenant under this Lease (collectively, the "Excluded Claims"); or (ii) any loss of or damage to Landlord's property to the extent Landlord has waived such loss or damage pursuant to Section 10.5 below. In addition, Landlord shall indemnify, defend, protect and hold Tenant harmless from all such Excluded Claims, except for (A) any loss or damage to Tenant's property to the extent Tenant has waived such loss or damage pursuant to Section 10.5 below, and (B) any lost profits, loss of business or other consequential damages. In the event any action or proceeding is brought against Tenant for any Excluded Claim against which Landlord is obligated to indemnify Tenant hereunder, Landlord upon notice from Tenant shall defend such action or proceeding at Landlord's sole expense by counsel reasonably approved by Tenant. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2    Tenant's Compliance With Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. Tenant shall not cause or permit anything to be done in, upon or about the Premises which would in any way increase the premium for, cause the cancellation of or otherwise affect any insurance carried by Landlord in connection with the Project. Without limiting Landlord's remedies

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for Tenant's breach of the foregoing covenant, if Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase promptly upon being billed therefor. Tenant, at Tenant's sole cost and expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and any similar body.

10.3    Tenant's Insurance. Throughout the Term of the Lease, Tenant shall maintain the following coverages in the following amounts.

10.3.1    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $2,000,000 annual aggregate
Personal Injury Liability	$1,000,000 each occurrence $2,000,000 annual aggregate 0% Insured's participation
Excess/Umbrella Coverage	$5,000,000

10.3.2    Physical Damage Insurance, including insurance for damage by wind and terrorism, covering
(i)all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant,
(ii)the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the applicable Early Entry Date (or existing in the Suite 200 portion of the Phase I Premises as of the Lease Commencement Date with respect to the Phase I Premises) (excluding the Base Building) (the "Original Improvements"), and (iii) all other Alterations to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for 100% of the full replacement cost new, without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3    Worker's Compensation Insurance in accordance with statutory law and Employer's Liability Insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease policy limit and $1,000,000 disease limit each employee.

10.3.4    Loss-of-income, business interruption and extra-expense insurance, in such amounts as will reimburse Tenant for direct or indirect loss of earnings for a period of twelve (12) months and attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

10.4    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord's lender, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-:X in Best's Insurance

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Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) with deductible amounts not to exceed Five Thousand Dollars ($5,000). Tenant shall deliver certificates of such policies to Landlord on or before the Lease Commencement Date and, thereafter, at least thirty (30) days before the expiration dates thereof. Tenant shall provide notice to Landlord thirty (30) days prior to any cancellation or material change in coverage of such insurance. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, within three (3) business days after notice of such failure from Landlord, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5    Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by their respective insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

10.6    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord if such additional coverages or amounts are then being required by reasonably prudent landlords of first class office buildings in the vicinity of the Building or otherwise required by Landlord's lenders.

10.7    Landlord's Insurance. Landlord shall maintain in full force and effect during the Lease Term, subject to reimbursement as provided in Article 4, policies of insurance which afford such coverages as are commercially reasonable and as are consistent with other properties in Landlord's portfolio. Notwithstanding the foregoing, Landlord shall obtain and keep in force during the Lease Term, as an item of Operating Expenses, (i) commercial general liability insurance with respect to the Project in commercially reasonable amounts as determined in Landlord's discretion, and (ii) a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders"), insuring loss or damage to the Building, including all improvements, fixtures (other than trade fixtures) and permanent additions. However, all alterations, additions and improvements made to the Premises by Tenant shall be insured by Tenant rather than by Landlord. The amount of such insurance procured by Landlord shall be equal to at least eighty percent (80%) of the full replacement cost of the Building, including all improvements and permanent additions as the same shall exist from time to time, or the amount required by Lenders. At Landlord's option, such policy or policies shall insure against all risks of direct physical loss or damage (including, without limitation, the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. If any such insurance coverage procured by Landlord has a deductible clause, the deductible shall not exceed commercially reasonable amounts, and in the event of any casualty, the amount of such deductible shall be an item of Operating Expenses as so limited and shall be amortized over the useful life of the capital expenditure to which it relates, as reasonably determined by Landlord. Notwithstanding anything to the contrary contained herein, to the extent the cost of maintaining insurance with respect to the Building and/or any other buildings within the Project is increased solely as a result of Tenant's acts, omissions, or particular use of the Premises (other than for general office use), Tenant shall pay one hundred percent (100%) of, and for, such increase(s) as Additional Rent.

ARTICLE 11
DAMAGE AND DESTRUCTION

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11.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas necessary to Tenant's use or access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other Applicable Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord. Within sixty (60) days following the occurrence of any damage to the Premises, Landlord may elect by written notice (the "Landlord Repair Notice") to Tenant to repair such damage and restore the Tenant Improvements and Original Improvements, in which case Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease, and thereafter Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant in accordance with the foregoing, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver a Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work in Landlord's reasonable discretion. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or a portion thereof or the Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent and in the proportion that the Premises or such portion thereof are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2    Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies (excluding deductible amounts); (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term (provided Landlord also terminates the leases of all similarly affected tenants). In the event this Lease is terminated in accordance with the terms of this Section 11.2, then Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

11.3    Tenant's Termination Option. If (i) Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided in Section 11.2 above, (ii) the damage is not the result of Tenant's negligence or willful

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misconduct, (iii) the damage substantially interferes with Tenant's access to or usage of the Premises and Tenant does not thereafter use the Premises, and (iv) Landlord's restoration work cannot, in the reasonable opinion of Landlord's licensed contractor, be substantially completed within two hundred ten (210) days after the date of damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within thirty (30) days after Tenant's receipt of Landlord's Repair Notice, which termination shall be effective as of the date which is ninety (90) days after the date such termination notice is delivered to Landlord. In addition to the foregoing, if the Premises is destroyed or materially damaged during the last twelve (12) months of the Lease Term such that restoration work cannot, in the reasonable opinion of Landlord’s licensed contractor, be substantially completed with ninety (90) days after the date of damage and such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees or contractors, then Tenant shall have the option to terminate this Lease by giving written notice to Landlord of the exercise of such option within thirty (30) days after receipt of notice from Landlord as to the anticipated time necessary to substantially complete repairs thereto, in which event this Lease shall cease and terminate as of the date of such notice.

11.4    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the

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date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken or condemned (or less than twenty-five percent (25%) if the remaining portion of the Premises would not be viable or suitable upon restoration for Tenant's use), or if any portion of the Building is taken in such a manner that Tenant's access to or use of the Premises is materially impaired, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of any such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be terminated in connection therewith, the Rent shall be proportionately abated and Landlord shall, with commercially reasonable diligence, restore the Premises to a viable space. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1    Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a "Transfer" and collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer (provided the same are commercially reasonable and are consistent with the terms of this Article 14), and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay to Landlord One Thousand Five Hundred Dollars ($1,500) to reimburse Landlord for its out-of-pocket review and processing fees, and Tenant shall also reimburse Landlord for any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord not to exceed One Thousand Five Hundred Dollars ($1,500) in the aggregate, within ten (10) days after written request by Landlord. Notwithstanding anything to the contrary contained in this Section 14.1, so long as Tenant delivers to Landlord (i) at least fifteen (15) days prior written notice of its intention to assign or sublease the Premises to any Permitted Transferee (unless such prior notice is prohibited by applicable law or confidentiality agreement, in which event Tenant shall notify Landlord promptly after such notice is permissible), which notice shall set forth the name of the Permitted Transferee, (ii) a copy of the proposed agreement pursuant to which the assignee or subtenant assumes the obligations of Tenant under this Lease that are applicable to the portion of the Premises which is the subject of such assignment or sublease shall be effectuated, and (iii) such other information concerning the Permitted Transferee as Landlord may reasonably require, including without limitation, information regarding any change

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in the proposed use of any portion of the Premises and any financial information with respect to such Permitted Transferee, and so long as (a) any change in the proposed use of the subject portion of the Premises is in conformance with the uses permitted to be made under this Lease and do not involve the use or storage of any Hazardous Materials (other than nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not regulated by any environmental laws), and (b) in the event of an assignment of this Lease, the Permitted Transferee has a tangible net worth and net income, in the aggregate, computed in accordance with standard commercial real estate accounting practices (but excluding goodwill as an asset), which is equal to or greater than Tenant as of the date of this Lease, then Tenant may assign this Lease or sublease any portion of the Premises (1) to any Related Entity, or (2) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto, without any right of Landlord to recapture and without any obligation of Tenant to pay any Transfer Premium therefor (each such transfer shall be referred to herein as a "Permitted Transfer" and each transferee pursuant to a Permitted Transfer shall be referred to herein as a "Permitted Transferee"). Any Permitted Transfer shall in no way relieve Tenant of any liability Tenant may have under this Lease and such assignee or sublessee shall be jointly and severally liable with Tenant hereunder. For purposes of this Section 14.1, the term "Related Entity" shall mean any entity controlled by, under control with, or in control of Tenant. The term "control" as used in the immediately preceding sentence shall mean having direct ownership of fifty percent (50%) or more of the ownership interests of an entity and having the ability to direct the management and policies of such entity.

14.2    Landlord's Consent.    Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice and shall respond to Tenant’s Transfer Notice within twenty (20) days after receipt of all information and documentation required to be delivered to Landlord in connection with a proposed Transfer, and shall specify in reasonable detail the reasons (if any) for withholding consent to any Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Laws for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project; this Lease;
14.2.2     The Transferee intends to use the Subject Space for purposes which are not permitted under
14.2.3    The Transferee is either a governmental agency or instrumentality thereof;
14.2.4    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested and in the event of an assignment of this Lease in no event shall the Transferee have a financial net worth less than Tenant's net worth as of the date of this Lease;
14.2.5    The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;
14.2.6    The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);
14.2.7    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the one hundred eighty (180)-day period immediately preceding the Transfer Notice; provided in each event that Landlord has space in the Building reasonably capable of satisfying the proposed Transferee's space requirement;
14.2.8    In Landlord's reasonable judgment, the use of the Premises by the proposed Transferee
(i) would not be comparable to the types of office uses of other tenants in the Project, (ii) would entail Alterations which would lessen the value of the Tenant Improvements in the Premises, (iii) would result in more than allowed density of occupants per square foot of the Premises, as set forth in Section 5.2 above, (iv) would increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, or (v) would require increased services by Landlord;
14.2.9    The Transferee does not intend to occupy the entire Premises or portion thereof that is proposed to be

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sublet and conduct its business therefrom for a substantial portion of the term of the Transfer;
14.2.10    An event of default under Section 19.1 has occurred and is then continuing; or
14.2.11    The form of the proposed sublease and consent is not in a form satisfactory to Landlord and/or does not comply with the applicable provisions of this Article 14. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and has not exercised any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary herein, Tenant hereby expressly waives all rights provided under California Civil Code Section 1995.310, and any similar or successor statute or law in effect or any amendment thereof during the Lease Term and Tenant hereby acknowledges and agrees that, if it is determined by a court of law that Landlord has withheld or delayed its consent to a proposed sublet or assignment of all or any portion of Tenant's interest in this Lease in a manner which results in a breach of Landlord's obligations under this Article 14, then the sole remedy of Tenant and any proposed Transferee as a result of such breach shall be to seek a declaratory judgment and/or injunctive relief. Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

14.3    Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable Alterations to the Premises made by Tenant (and consented to by Landlord) in connection with the Transfer, (ii) any advertising costs, (iii) any free base rent and other concessions reasonably provided to the Transferee, (iv) any reasonable legal expenses and brokerage commissions customary in the industry in connection with the Transfer, and (v) any review fees paid to Landlord under Section 14.1 (collectively, "Tenant's Costs"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. For the purposes of calculating the Transfer Premium on a monthly basis, (A) Tenant's Costs shall be amortized over the term of the Transfer, and (B) the Rent paid for the Subject Space shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the term of the Transfer.

14.4    Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, to the extent Tenant contemplates (i) an assignment of Tenant's interest in this Lease, or (ii) a sublease of all or a portion of the Premises for the remainder of the then-current Lease Term (in each case, other than to a Permitted Transferee), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated assignment or sublease (whether or not the terms of the contemplated assignment or sublease have been determined). The Intention to Transfer Notice shall specify the portion of the Premises which Tenant intends to assign or sublet (the "Subject Space"), and the contemplated date of commencement of the contemplated assignment or sublease (the "Contemplated Effective Date"). Thereafter, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days following Landlord's receipt of Tenant's Intention to Transfer Notice, to recapture the Subject Space. Such recapture shall cancel and terminate this Lease with respect to the Subject Space effective as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, then (i) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable

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square feet contained in the Premises; (ii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same; and (iii) Landlord, at its sole cost and expense, shall construct or cause to be constructed a demising wall separating that portion of the Premises recaptured by Landlord from that portion of the Premises retained by Tenant and shall separate any Building systems, as necessary; provided that, Tenant hereby agrees that, notwithstanding Tenant's occupancy of its retained portion of the Premises during the construction of such demising wall by Landlord, Landlord shall be permitted to construct such demising wall during normal business hours, without any obligation to pay overtime or other premiums, and the construction of such demising wall by Landlord shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, and Landlord shall have no responsibility for, or for any reason be liable to Tenant for, any direct or indirect injury to or interference with Tenant's business arising from the construction of such demising wall, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of its retained portion of the Premises or of Tenant's personal property or improvements resulting from the construction of such demising wall, or for any inconvenience or annoyance occasioned by the construction of such demising wall. If Landlord declines, or fails to elect in a timely manner, to recapture the Subject Space under this Section 14.4, then, for a period of six (6) months (the “Six Month Period”) commencing on the last day of the fifteen (15) day period for Landlord to exercise its recapture right, Landlord shall not have any right to recapture the Subject Space with respect to any assignment or sublease made during the Six Month Period, provided that any such sublease shall be with respect to substantially the same amount of space and on substantially the same economic and other material terms as set forth in the Intention to Transfer Notice, and provided further, that any such assignment or sublease shall be subject to all of the other terms of this Article 14. If such an assignment or sublease is not consummated within the Six Month Period, Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated assignment or sublease which is subject to Landlord’s recapture under this Section 14.4.

14.5    Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space and, in the event of a Transfer of Tenant's entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord's costs of such audit. Notwithstanding anything to the contrary contained in this Article 14, Landlord, at its option in its sole and absolute discretion, may require, as a condition to the validity of any Transfer, that both Tenant and such Transferee enter into a separate written agreement directly with Landlord (a "Transfer Agreement"), which Transfer Agreement, among other things, shall create privity of contract between Landlord and such Transferee with respect to the provisions of this Article 14, and shall contain such terms and provisions as Landlord may reasonably require, including, without limitation, the following: (A) such Transferee's agreement to be bound by all the obligations of Tenant under this Lease (including, but not limited to, Tenant's obligation to pay Rent), provided that, in the event of a Transfer of less than the entire Premises, the obligations to which such Transferee shall agree to be so bound shall be prorated on a basis of the number of rentable square feet of the Subject Space in proportion to the number of square feet in the Premises; (B) such Transferee's acknowledgment of, and agreement that such Transfer shall be subordinate and subject to, Landlord's rights under Section 19.2.4 of this Lease; and (C) Tenant's and such Transferee's recognition of an agreement to be bound by all the terms and provisions of this Article 14, including, but not limited to, any such terms and provisions which Landlord, at its option, requires to be expressly set forth in such Transfer Agreement. Upon the occurrence of any default by Transferee under such Transfer, Landlord shall have the right, at its option, but not the obligation, on behalf of Tenant, to pursue any or all of the remedies available to Tenant under such Transfer or at law or in equity (all of which remedies shall be distinct, separate and cumulative).

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14.6    Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners or members, or transfer of fifty percent (50%) or more of partnership or membership interests, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter),
(A) the dissolution of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), or (C) the sale of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant.

14.7    Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease beyond applicable notice and cure periods, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment of this Lease, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2    Removal of Tenant Property by Tenant. On or before the expiration or earlier termination of this Lease, Tenant shall remove (i) all of Tenant's Property (defined below) and Tenant's signage from the Premises and other portions of the Project, (ii) any Alterations or Non Standard Tenant Improvements which Landlord has designated to be removed at the time of its consent thereto, and Tenant shall repair any damage caused by all of such removal activities. "Tenant's Property" means all equipment, trade fixtures, furnishings, all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, used by Tenant and located above the ceiling of the Premises or below the floor of the Premises), inventories, goods and personal property of Tenant. Any of Tenant's Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned

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property of Tenant. Landlord may elect to take responsibility to remove any such wiring or cabling required to be removed by Tenant pursuant to this Section 15.2, in which case Tenant shall pay Landlord for the reasonable, actual cost incurred by Landlord therefor, within thirty (30) days after being billed for the same, which billing shall be sent no later than ninety (90) days after the expiration or termination of this Lease. All Alterations and Tenant Improvements except those which Landlord requires Tenant to remove at the time of Landlord's consent thereto shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the expiration of the Term or earlier termination of this Lease, and in accordance with this Article 15 and Section 5.3 above, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Article 16 below) until the Premises are so surrendered in accordance with said provisions.

ARTICLE 16
HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be at the sufferance of Landlord and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent for the full hold over period shall be payable in advance, as minimum damages and not as a penalty, at a monthly rate equal to (A) 150% of the Base Rent applicable during the last rental period of the Lease Term under this Lease during the first sixty (60) days of holdover, and (B) 200% of the Base Rent applicable during the last rental period of the Lease Term under this Lease thereafter. During any such holdover period, Tenant shall pay a full month's rent for each month, or any portion thereof, that tenancy is extended beyond the Lease Expiration Date. Such holdover tenancy shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this Article 16, a holding over shall include Tenant's remaining in the Premises after the expiration or earlier termination of the Lease Term to remove any Alterations or Non Standard Tenant Improvements located within the Premises and to repair any damage to the Building caused thereby to the extent such removal and repair is required in this Lease or the Tenant Work Letter. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including, without limitation, the generality of the foregoing, any Claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be reasonably required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information relating to this Lease and Tenant reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. At any time during the Lease Term, in connection with a sale or financing or a proposed sale or refinancing of the Project, or any portion thereof, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Notwithstanding the foregoing, for so long as Tenant’s stock is publicly traded and Tenant’s financials are publicly available, the foregoing obligation to provide financial statements shall not apply to Tenant. Failure of Tenant to execute and deliver such estoppel

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certificate or other instruments within three (3) business days following Tenant’s receipt of Landlord’s second (2nd) written request shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.
In addition, Tenant shall be liable to Landlord, and shall indemnify, defend and hold Landlord harmless from and against any Claims incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to timely execute or deliver to Landlord any such estoppel certificate after such second written request.

ARTICLE 18

SUBORDINATION

18.1    Subordination; Non-Disturbance and Attornment.

18.1.1    This Lease is and shall at all times be and remain subject and subordinate to the lien of any present or future deed of trust, mortgage or other security instrument (a "Mortgage") or any ground lease, master lease or primary lease (a "Primary Lease") (and to any and all advances made thereunder) upon the Property or Premises, (the Mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), unless Landlord requires this Lease to be superior to any such Mortgage or Primary Lease. Tenant shall execute and return to Landlord any and all commercially reasonable documentation required by Landlord to evidence the subordination (or superiority) of this Lease to any Mortgage or Primary Lease. If Tenant does not provide Landlord with such documentation within ten (10) business days after Landlord's written request, Tenant shall be in default under this Lease. Landlord represents and warrants to Tenant that there is no Primary Lease or Mortgage encumbering the Property or the Premises as of the date of this Lease.

18.1.2    Tenant's subordination of this Lease to any future Primary Lease or Mortgage shall be conditioned upon Landlord obtaining from the Landlord's Mortgagee, a written nondisturbance agreement to the effect that (i) in the event of a foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder, and (ii) Landlord's Mortgagee will agree that in the event it shall be in possession of the Premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, Landlord's Mortgagee will perform all obligations of Landlord required to be performed under this Lease.

18.1.3    In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the landlord under this Lease. Tenant hereby agrees that no mortgagee or its successor shall be (i) bound by any payment of Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord's mortgagee or its successor, (iii) liable for any breach, act or omission of any prior landlord, (iv) bound to effect or pay for any construction for Tenant's occupancy, or (v) subject to any claim of offset or defenses that Tenant may have against any prior landlord. The word "mortgage" as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

18.2    Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in this Lease, upon receipt by Tenant of notice from any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project, or from Landlord, which notice sets forth the address of such lienholder or ground lessor, a copy of any notice of default from Tenant to Landlord shall be given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Section 28.19 below), and the curing of any of Landlord's defaults by

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such lienholder or ground lessor within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building or the Project, as the case may be, if such lienholder or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Article 18, the term "mortgage" shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant's leasehold interest hereunder).

18.3    Assignment of Rents. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees that (i) the execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect; and (ii) notwithstanding delivery to Tenant of the notice required by Section 18.2, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord's obligations under this Lease only upon such lienholder's foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor's termination of any such ground lease or underlying leases and assumption of Landlord's position hereunder, as the case may be.

ARTICLE 19
DEFAULTS; REMEDIES

Tenant:
19.1
Events of Default. The occurrence of any of the following shall constitute a default of this Lease by
19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, where such failure continues for three (3) business days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law when due; or
19.1.2    Except where a specific time period is otherwise set forth for Tenant's performance pursuant to this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default and actually completes the cure of such default within ninety (90) days from receipt of Landlord's notice; or
19.1.3    To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or
19.1.4    Abandonment of all or a substantial portion of the Premises by Tenant while in default of any other provision of this Lease; or
19.1.5    The failure by Tenant to observe or perform according to, or to deliver the documents required within the time periods specified by, the provisions of Articles 10, 14, 17 or 18 of this Lease where such failure continues for more than three (3) business days after written notice from Landlord.

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The notice periods provided herein are in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law.

19.2    Remedies Upon Default. Upon the occurrence of any default by Tenant under Section 19.1 of this Lease, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
termination; plus
(i)The worth at the time of any unpaid rent which has been earned at the time of such
(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(v)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 24 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2 above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
19.2.4    If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord's option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant's interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord's election to succeed to Tenant's interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant

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shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.2.5    Notwithstanding anything to the contrary contained in this Lease, except to the extent of damages arising from a default by Tenant (after the expiration of all applicable notice and cure periods) under the provisions of Articles 16 or 17 of this Lease, Landlord and Tenant each hereby waive the right to recover consequential damages from the other party to the extent arising from the default by either party under this Lease.

19.3    Form of Payment After Default. Following the occurrence of any default by Tenant under Section
19.1 of this Lease, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.4    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5     L andlord’s D ef ault . Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default and actually completes the cure of such default within one hundred eighty (180) days from receipt of Tenant's notice.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrently with execution hereof, Tenant shall deposit with Landlord a security deposit ("Security Deposit"), in the amount set forth in Section 8 of the Summary, as security for the full and faithful performance of Tenant's obligations under this Lease. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any defaults on the part of Tenant which have continued beyond the expiration of applicable notice and cure periods or to compensate Landlord for any damage Landlord incurs as a result of such default, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord's remedies under this Lease, at law or in equity. In such event, and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and

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the particular purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to the amount specified in Section 8 of the Summary. Upon expiration of the Lease Term or earlier termination, the Security Deposit shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent, to repair damages to the Premises caused by Tenant and to clean the Premises. The portion of the deposit not so required shall be paid over to Tenant within sixty (60) days after expiration of the Term or earlier termination hereof. Landlord shall hold the Security Deposit for the foregoing purposes; provided, however, that Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest thereon. If Landlord conveys or transfers its interest in the Premises, and as a part of such conveyance or transfer, assigns its interest in this Lease and Security Deposit, or any portion thereof not previously applied, the Security Deposit shall be transferred to Landlord's successor and the Landlord named herein shall be released and discharged from any further liability to Tenant with respect to such Security Deposit provided Landlord's successor expressly assumes Landlord's obligations under this Lease. In no event shall any mortgagee or beneficiary under a mortgage or deed of trust encumbering all or any portion of the Project, or any purchaser of all or any portion of the Project at a public or private foreclosure sale or exercise of a power of sale under such mortgage or deed of trust, have any liability or obligation whatsoever to Tenant or Tenant's successors or assigns for the return of all or any part of the Security Deposit in the event any such mortgagee, beneficiary or purchaser becomes a mortgagee in possession or succeeds to the interest of Landlord under this Lease unless, and then only to the extent that, such mortgagee, beneficiary or purchaser has received all or any part of the Security Deposit. Tenant hereby waives (i) California Civil Code Section 1950.7 and any and all other Applicable Laws applicable to security deposits in the commercial context ("Security Deposit Laws"), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary herein, the security deposit may additionally be retained and applied by Landlord (a) to offset Rent which is unpaid beyond applicable notice and cure periods either before or after termination of this Lease, and (b) against other damages suffered by Landlord as a result of a default by Tenant beyond applicable notice and cure periods before or after termination of this Lease.

ARTICLE 22

SIGNS

22.1    Full Floors. Subject to Landlord's prior written approval, which Landlord may grant or deny in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

22.2    Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Landlord shall pay for the cost of the initial installation of such signage, and Tenant shall pay for the cost of any changes thereto.

22.3    Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

22.4    Building Directory. A building directory will be located in the lobby of the Building. Tenant shall have the right, at Landlord's expense, to designate one (1) name to be displayed on such directory.

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ARTICLE 23
COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any Applicable Laws and any renewable energy and other "green" requirements, any LEED or other building rating system level of certification designated for the Premises by Landlord, or as otherwise mandated under applicable laws with respect to renewable energy or energy efficiency. At its sole cost and expense and except as otherwise provided in Exhibit B, Tenant shall promptly comply with all such Applicable Laws which relate to
(i) Tenant's particular use of the Premises (other than for general office use), (ii) the Alterations or tenant improvements in the Premises made by or on behalf of Tenant, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or Tenant's particular use of the Premises other than for general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.

Without limiting the generality of the above, Tenant shall promptly comply with all requirements of the Americans with Disabilities Act and the regulations promulgated under it in effect from time to time ("ADA Requirements") relating to the conduct of Tenant's business. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of the said governmental measures shall be conclusive of that fact as between Landlord and Tenant.

Tenant shall have exclusive responsibility for compliance with ADA Requirements pertaining to the interior of the Premises, including, without limitation, the design and construction of the entry door to the Premises. Landlord shall have responsibility for compliance with ADA Requirements which affect the Common Areas of the Building, subject to Tenant's obligation to pay for its share of the expense of such compliance pursuant to Article 4 of this Lease (except as otherwise expressly provided in Exhibit B). Tenant shall comply promptly with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall furnish Landlord with a copy of any such direction promptly after receipt of the same. In addition, Tenant shall comply with any reasonable plan adopted by Landlord which is designed to fulfill the requirements of any Applicable Laws, including ADA Requirements.

Should compliance by Tenant with ADA Requirements under this Article 23 require Landlord's consent under Article 8 of this Lease, Tenant shall promptly seek such consent, provide the assurances and documents required by Article 8 and, following receipt of such consent, promptly comply with the provisions of Article 8 and ADA Requirements under this Article 23.

If Tenant fails to comply with ADA Requirements as required in this paragraph, then, after notice to Tenant, Landlord may comply or cause such compliance, in which case Tenant shall reimburse Landlord upon demand for Landlord's costs incurred in effecting compliance. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

ARTICLE 24
LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received when said amount is due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed

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Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law. Notwithstanding the foregoing, Tenant shall not be assessed any late charge or interest for the first late payment in any calendar year so long as Tenant pays the amount due within five (5) days after the date Tenant receives written notice that such amount is past due.

ARTICLE 25

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

25.1    Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2 above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

25.2    Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 25.1 above; (ii) sums equal to all Claims referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended and interest on all such sums from the date accrued by Landlord until paid by Tenant at a rate per annum equal to the lesser of ten percent (10%) or the maximum rate permitted by law. Tenant's obligations under this Section 25.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 26
ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which notice, notwithstanding anything to the contrary contained within this Lease, may be oral, and which notice shall not be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Term prospective tenants, in each case upon not less than one (1) business days' notice; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 26, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant in writing. In an emergency, Landlord shall have the right to use any means that Landlord may deem

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proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Landlord shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant's use and occupancy of the Premises as a result of any entry by Landlord permitted under this Article 26.

ARTICLE 27

TENANT PARKING

27.1    In General. Tenant shall rent from Landlord, commencing on the Lease Commencement Date, the number of parking spaces set forth in Section 10 of the Summary, on a monthly basis throughout the Lease Term, which parking spaces shall pertain to the Project parking facility. Tenant shall pay to Landlord for such parking spaces on a monthly basis the prevailing rate charged from time to time for the Project parking facility. As of the date of this Lease, the prevailing rate charged for the Project parking facility is $425 per month per parking space. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking spaces by Tenant or the use of the Project parking facility by Tenant. Tenant's continued right to use the parking spaces is conditioned (i) upon Tenant abiding by all uniform rules and regulations which are prescribed from time to time and provided to Tenant for the orderly operation and use of the Project parking facility, including any sticker or other identification system established by Landlord, (ii) Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and (iii) Tenant not being in default under this Lease beyond applicable notice and cure periods. Tenant's parking spaces shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pick-up trucks. The parking spaces rented by Tenant pursuant to this Article 27 are provided to Tenant solely for use by Tenant's own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant (other than to a Permitted Transferee) without Landlord's prior approval. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder relating to the Project parking facility to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

27.2    Parking Procedures. Landlord shall have no obligation to monitor the use of the Project parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant shall comply with all uniform rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the Project parking facility and provided to Tenant. Tenant shall not at any time use more parking spaces than the number so allocated (if any) to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord for Tenant's parking. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) parked at the loading dock of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Building, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion, or is required by any law, to limit or control parking in the Building, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are, from time to time, established by Landlord.

27.3    Bicycle Parking. Subject to all of the terms, covenants and conditions of this Lease, throughout the Lease Term, Tenant shall have the right to use up to thirty (30) bicycle parking spaces in the bicycle storage areas located in the Project parking facility without additional charge. Tenant acknowledges and agrees that the bicycle storage area is utilized by other tenants of the Building and all such bike storage is on a non-reserved basis. Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this

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Lease temporarily close-off or restrict access to the bicycle storage area or relocate Tenant's bicycle storage area, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Project. The bicycle parking provided to Tenant pursuant to this Section 27.3 are provided solely for use by Tenant's own personnel and such bike parking may not be transferred, assigned, subleased or otherwise alienated by Tenant other than to a Permitted Transferee without Landlord's prior approval.

ARTICLE 28

MISCELLANEOUS PROVISIONS

28.1    Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

28.2    Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

28.3    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant's obligations under this Lease.
28.4    Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and reasonably approved by Tenant and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease reasonably approved by Tenant and deliver the same to Landlord within ten (10) days following the request therefor.

28.5    Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, and provided Landlord's successor shall have assumed in writing the obligations of Landlord under this Lease, Landlord shall be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Tenant from its obligations hereunder and that Tenant shall continue to look solely to Landlord for the performance of its obligations hereunder.

28.6    Prohibition Against Recording. Except as provided in Section 28.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through,

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under or on behalf of Tenant.

28.7    Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

28.8    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

28.9    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

28.10    Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any notice required to be given under this Lease or by law, the time periods for giving notice and the taking of any action with respect to such notice.

28.11    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

28.12    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

28.13    Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), including the rents, sales and insurance proceeds and condemnation awards received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 28.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

28.14    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the

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Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

28.15    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

28.16    Force Majeure. Except as otherwise expressly provided herein, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a "Force Majeure") shall excuse the performance of such party for a period equal to the length of any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, except as otherwise expressly provided herein, that time period shall be extended by the period of any delay in such party's performance caused by an event of Force Majeure; provided however, that notwithstanding the foregoing, the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, Tenant's obligations pursuant to Article 5, Article 17, Article 18 and Article 23 and the Tenant Work Letter, and the time periods specified in Article 19 and in any provision of this Lease relating to Tenant's exercise of an option or a right hereunder, shall not be subject to extension due to an event of Force Majeure.

28.17    [Intentionally Deleted].

28.18    Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

28.19    Notices.    All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"),
(B) transmitted by facsimile, if such facsimile is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the appropriate address set forth in Section 12 of the Summary, or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the facsimile is transmitted, (iii) the date the overnight courier delivery is made or such delivery is refused, or (iv) the date personal delivery is made or such delivery is refused. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable period of time to cure such default in accordance with Section 18.2.

28.20    Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

28.21    Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event Tenant shall, concurrent with the execution of this Lease, deliver to Landlord

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satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

28.22    Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

28.23    Governing Law; Waiver of Trial by Jury. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE
STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

28.24    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

28.25    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall be responsible for paying a commission to the Brokers pursuant to a separate agreement between Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

28.26    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly provided hereunder.

28.27    Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

28.28    Confidentiality. Tenant acknowledges that the financial terms and conditions of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's employees, directors, financial, legal, and space planning consultants, accountants, potential investors, and other Tenant advisors reasonably in need of such information, or as otherwise required by law. Any financial information delivered by Tenant to Landlord shall be maintained in confidence by Landlord and its accounting firm and shall not be disclosed, published or otherwise disseminated to any

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other party other than to Landlord and its agents, employees, members, attorneys, accountants and Landlord’s prospective lenders and/or purchasers of the Project reasonably in need of such information, unless required by applicable law.

28.29    Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

28.30    Building Renovations.    It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with Applicable Laws, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of or access to the Premises in connection with any Renovations undertaken by Landlord. Landlord shall have no responsibility for, and shall not for any reason be liable to Tenant for, any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.

28.31    No Violation. Each of Landlord and Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and it shall protect, defend, indemnify and hold the other harmless against any Claims arising from its breach of this warranty and representation.

28.32    Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electronic, fiber, phone and data cabling and communications or computer wires (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Article 7 and Article 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any Lines installed by or on behalf of Tenant servicing the Premises shall comply with all Applicable Laws, (v) Tenant shall prior to the expiration of this Lease, at Tenant's expense and in compliance with the National Electric Code and other Applicable Laws, remove all Lines; provided, however, Tenant shall not remove such Lines if Tenant receives a written notice from Landlord at least thirty (30) days prior to the expiration of the Lease authorizing such Lines to remain in place, in which event the Lines shall be surrendered with the Premises upon the expiration or earlier termination of this Lease, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by or on

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behalf of Tenant in violation of these provisions, or which are at any time in violation of any Applicable Laws or represent a dangerous or potentially dangerous condition. The parties hereto acknowledge and agree that prior to the applicable Early Entry Date, Landlord shall remove, or cause to be removed all Lines currently located within the Premises, other than the Suite 200 portion of the Premises, which Lines shall remain in place and used by Tenant.

28.33    Office and Communications Services.

28.33.1    The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord ("Provider"). Tenant shall be permitted, in Tenant's sole discretion, to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

28.33.2    Other Terms.    Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

28.34    Substitution of Other Premises. Intentionally Omitted.

28.35    OFAC Compliance.

28.35.1    Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States,
(b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

28.35.2    Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any "Prohibited Person" (as such term is defined in the September

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24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof.

28.35.3    Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time during the Lease Term shall be a default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a default of the Lease.

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EXHIBIT A

150 SPEAR STREET, SAN FRANCISCO, CALIFORNIA OUTLINE OF PREMISES

Exhibit A
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Exhibit A
2
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Exhibit A
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EXHIBIT B

150 SPEAR STREET, SAN FRANCISCO, CALIFORNIA
TENANT WORK LETTER

This Work Letter ("Work Letter") shall set forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Work Letter to the "Lease" shall mean the relevant portions of the Office Lease to which this Work Letter is attached as Exhibit B. Capitalized terms used in this Work Letter and not defined herein shall have the meanings given to them in the Lease.
SECTION 1

AS-IS CONDITION

Landlord has previously constructed, and, subject to Landlord's obligation under Section 1.1.1 of the Lease, Tenant hereby accepts the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the "Base, Shell and Core"), in its current "AS-IS" condition existing as of the date of the Lease and Lease Commencement Date. Except for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Complex. Upon execution of this Lease, Landlord shall provide Tenant (or its Architect, as defined below) with Landlord's most recently prepared wet-stamped path of travel drawings for the Building. Notwithstanding anything to the contrary contained herein, in the event that, during construction of the initial Tenant Improvements pursuant to this Exhibit B, Hazardous Materials are discovered in the Premises or the Common Areas of the Building that require remediation and/or abatement, then Landlord shall be responsible, at Landlord's sole cost, for any such remediation/abatement to the extent required by applicable governmental agencies. In the event that any Hazardous Material remediation by Landlord as required pursuant to the immediately preceding sentence causes an actual delay in Tenant's completion of construction of the Tenant Improvements, then Tenant shall receive a credit against Base Rent next coming due an amount equal to one (1) day of Base Rent at the rate payable at the commencement of the Lease Term for each day that Tenant is actually delayed in occupying the Premises solely as a result of Landlord's Hazardous Materials remediation/abatement work. In addition to the foregoing, in the event that the Tenant Improvements trigger the need for code compliance work (including ADA and Title 24 or other Applicable Laws) at the Building, but outside of the Premises, including in the Common Areas, including the path of travel to the Premises, or any restrooms on Tenant's floors, then Landlord shall perform such code compliance work at Landlord's sole cost and expense in accordance with Applicable Laws. In the event that Landlord's failure to complete any of the foregoing code compliance work causes the City of San Francisco ("City") to not allow Tenant to occupy the Premises, then Tenant shall receive a credit against Base Rent next coming due in an amount equal to one (1) day of Base Rent at the rate payable at the commencement of the Lease Term for each day that Tenant is actually prevented from occupying the Premises by the City solely as a result of Landlord's failure to complete any of the foregoing code compliance work.

SECTION 2

TENANT IMPROVEMENTS

2.1    Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance in the amount of up to, but not exceeding (a) $38.00 per rentable square foot of the Suite 200 and Suite 400 portions of the Premises (i.e., up to $1,102,760.00, based on 13,459 rentable square feet in the Suite 200 portion of the Premises and 15,561 rentable square feet in the Suite 400 portion of the Premises) (the "Suite 200/400 Allowance"), and (b) $70.00 per rentable square foot of the Suite 500 and Suite 575 portions of the Premises (i.e., up to $511,910.00, based on 5,258 rentable square feet in the Suite 500 portion of the Premises and 2,055 rentable square feet in the Suite 575 portion of the Premises) (the "Suite 500/575 Allowance"). The Suite 200/400 Allowance, and the Suite 500/575 Allowance shall collectively be referred to

Exhibit B
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herein as the "Tenant Improvement Allowance." Subject to the further terms of this Section 2.1, in the event that the Tenant Improvements in the Suite 200 or Suite 400 portions of the Premises trigger the need for code compliance work (including ADA and Title 24 or other Applicable Laws) within the Suite 200 or Suite 400 portions of the Premises (and such work is not Landlord's responsibility under Section 1 above), the Suite 200/400 Allowance must be utilized to perform such code compliance work. Any remaining portion of the Suite 200/400 Allowance (excluding any portion of such allowance amount utilized for code compliance work in the Phase I Premises) may be utilized for Tenant Improvement Allowance Items in any portion of the Premises. The Tenant Improvement Allowance shall be used for the costs relating to the design, permitting and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which is nine (9) months after the Lease Commencement Date for the Phase II Premises. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below). Notwithstanding the foregoing, Tenant may utilize a portion of the total Tenant Improvement Allowance (not to exceed $181,665.00; based on $5.00 per rentable square foot of the Premises) for any costs associated with construction of the Tenant Improvements in any portion of the Premises, including moving expenses, and/or for the costs of furniture, fixtures, equipment, cabling and security systems for the Premises. Landlord acknowledges that Tenant shall have the right to perform the Tenant Improvements in phases (i.e., the Tenant Improvements in the Phase I Premises may be performed in one phase and the Tenant Improvements in the Phase II Premises may be performed in another phase). As a result, the terms of this Work Letter shall apply to each phase of the Tenant Improvements. In addition to the Tenant Improvement Allowance, Landlord shall contribute an amount not to exceed $0.15 per rentable square foot of the Premises (“Space Planning Contribution”) toward the cost of space planning to be prepared by the Architect (as defined below). Landlord shall disburse up to the amount of the Space Planning Contribution to Tenant within thirty (30) days after Tenant delivers to Landlord reasonable evidence of the costs incurred by Tenant for space planning.

2.2    Disbursement of the Tenant Improvement Allowance.

2.2.1    Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

2.2.1.1    payment of the fees of the "Architect" and the "Engineers", as those terms are defined in Section 3.1 of this Work Letter;
Tenant Improvements;
2.2.1.2     the payment of plan check, permit and license fees relating to construction of the
2.2.1.3    the cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of trash removal, parking and hoists;
2.2.1.4    the cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.1.5    the cost of any changes to the Construction Drawings or Tenant Improvements required by Applicable Laws;
2.2.1.6    sales and use taxes and Title 24 fees; and
2.2.1.7    the "Coordination Fee", as that term is defined in Section 4.2.2.2 of this Work Letter;
2.2.1.8    all other costs to be expended by Landlord in connection with the construction of the Tenant Improvements if requested by Tenant or required by Applicable Laws or otherwise incurred by Landlord hereunder, except to the extent Landlord is required pursuant to the terms hereof to incur such costs on its own behalf.

2.2.2    Disbursement of Tenant Improvement Allowance. Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant

Exhibit B
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as follows:
2.2.2.1    Disbursements.    From time to time during the construction of the Tenant Improvements (but no more frequently than monthly), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor", as that term is defined in Section 4.1 below, approved by Tenant, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the "Construction Budget", as that term is defined in Section 4.2.1 below; (ii) invoices from all of "Tenant's Agents", as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from Contractor and all subcontractors which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132-8138; and (iv) each of the general disbursement items referenced in Section 2.2.2.3 below, and all other information reasonably requested by Landlord with respect to such disbursement. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Within thirty (30) days following Landlord's receipt of a completed disbursement request submission, Landlord shall deliver a check to Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention") and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non- compliance of any work with the "Approved Working Drawings", as that term is defined in Section 3.4 below, or due to any substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
2.2.2.2    Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed and fully unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (iii) Tenant has delivered to Landlord a certificate of occupancy or permit cards signed off by the City with respect to the Premises; (iv) Tenant has delivered to the Office of the Building as-built plans and City-permitted plans for the Tenant Improvements; (v) Tenant has delivered to the Office of the Building operation manuals and warranties for equipment included within the Tenant Improvements, if applicable, and (vi) Tenant has delivered to Landlord each of the general disbursement items referenced in Section 2.2.2.3 below.
2.2.2.3    General Disbursement Requirements. In addition to the disbursement requirements referenced above, Tenant acknowledges and agrees that the following items are required as a condition to any disbursement of the Tenant Improvement Allowance:

•Copy of contract with Tenant's General Contractor
•Copy of General Contractor's certificate of insurance, including Additional Insured endorsement naming Landlord as an Additional Insured
•General Contractor's Schedule of Values, showing total contract value
2.2.2.4    Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

2.2.3    Specifications for Building Standard Components. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications are attached hereto as Schedule 1. The quality of Tenant Improvements shall be equal to or of greater quality than the Specifications. Landlord may make reasonable changes to the Specifications from time to time and shall provide the same in writing to Tenant.

SECTION 3

Exhibit B
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CONSTRUCTION DRAWINGS

3.1    Selection of Architect/Construction Drawings.    Tenant shall retain the architect/space planner (the "Architect") approved by Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Drawings. Landlord hereby approves Gensler as an acceptable Architect. Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings". All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied within five (5) business days after the submission of the Construction Drawings to Landlord for approval. Any disapproval by Landlord shall specify in reasonable detail the reason for such disapproval. Following any disapproval by Landlord as provided herein, Tenant shall revise the applicable Construction Drawings in response to Landlord’s disapproval, following which Landlord shall again grant or deny its consent within three (3) business days. The foregoing process shall be repeated until final Construction Drawings are approved. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2    Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning and their intended use. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord. The foregoing process shall be repeated until the Final Space Plan is approved.

3.3    Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the "Final Working Drawings"), and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if, in Landlord's reasonable determination, the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any reasonable disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord. The foregoing process shall be repeated until the Final Working Drawings are approved.

3.4    Approved Working Drawings.    The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit for the Tenant Improvements or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit

Exhibit B
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applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned and shall be granted or reasonably denied within five (5) business days following request.

3.5    Non Standard Tenant Improvements. "Non Standard Tenant Improvements" shall mean (a) any part of the Tenant Improvements which do not constitute Building standard tenant improvements, including, but not limited to, plumbing and millwork; and (b) a configuration of the Tenant Improvements which is not usual and customary for normal occupancy. Provided Landlord notifies Tenant of such requirement at the time Landlord approves the Working Drawings, Tenant shall be required to remove such Non Standard Tenant Improvements designated by Landlord for removal at the expiration or earlier termination of the Lease and repair any damage caused thereby.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1    Tenant's Selection of Contractor and Tenant's Agents.

4.1.1    The Contractor. Tenant shall select and retain a general contractor (“Contractor”) to construct the Tenant Improvements. Such Contractor shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or conditioned and shall be given or reasonably denied within three (3) business days following Tenant’s request for approval. Landlord hereby approves Principal Builders as an acceptable Contractor. Tenant shall deliver to Landlord notice of its selection of the Contractor (if other than Principal Builders) upon such selection.

4.1.2    Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant in connection with the Tenant Improvements and the Contractor shall be known collectively as "Tenant's Agents". All subcontractors shall be approved in writing by Landlord, which approval shall not be unreasonably withheld or conditioned and shall be given or reasonably denied within three (3) business days following Tenant's request for approval; provided that, in any event, Tenant must contract with Landlord's base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises. If requested by Landlord, Tenant's Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

4.2    Construction of Tenant Improvements by Tenant's Agents.

4.2.1    Construction Contract; Cost Budget.    Tenant shall submit to Landlord a copy of the construction contract and general conditions with Contractor (the "Contract") for Landlord’s records. Prior to the commencement of the construction of the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the "Final Costs Statement"), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the "Final Costs"). To the extent the Final Costs exceed the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements), Tenant shall make payments for such additional costs (the "Over-Allowance Amount") out of its own funds, but Tenant shall provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) above prior to Tenant paying such costs.

4.2.2    Tenant's Agents.

4.2.2.1    Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agents' construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements

Exhibit B
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shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord's base building contractor and subcontractors with respect to any work in the Building; (iii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all uniform rules made by Landlord's Building contractor or Landlord's Building manager and provided to Tenant with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.
4.2.2.2    Coordination Fee. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to one hundred fifty dollars ($150.00) per hour for time actually expended and documented by Landlord in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements and for the review of Tenant's plans and drawings as referenced in Section 3 above, which amount shall be charged against the Tenant Improvement Allowance.
4.2.2.3    Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non- payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.
4.2.2.4    Insurance Requirements.

4.2.2.4.1    General Coverages.    All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.4.2    Special Coverages. Tenant shall cause the Contractor to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.4.3    General Terms.    Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents, and shall name as additional insureds Landlord's property manager, Landlord's asset manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Work Letter.

4.2.3    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) Applicable Laws, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times,

Exhibit B
9
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provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or reasonable disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists and such defect or deviation might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, following notice to Tenant, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect or deviation, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect or deviation is corrected to Landlord's reasonable satisfaction.

4.2.5    Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location mutually agreed upon by the parties, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

4.3    Notice of Completion; Copy of "As Built" Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.4    Coordination by Tenant's Agents with Landlord. Upon Tenant's delivery of the Contract to Landlord under Section 4.2.1 of this Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.
SECTION 5

MISCELLANEOUS

5.1    Tenant's Representative.    Tenant has designated Jeff Logan of Savills Studley, Inc. as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2    Landlord's Representative. Landlord has designated Jim Osburn as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

Exhibit B
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5.3    Time of the Essence in This Work Letter.    Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Work Letter (which, for purposes hereof, shall include, without limitation, the delivery by Tenant to Landlord of any oral or written notice that Tenant does not intend to occupy the Premises, and/or any other anticipatory breach of the Lease) or the Lease has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date for any reason due to a default by Tenant as described in Article 24 of the Lease or under this Work Letter (including, without limitation, any anticipatory breach described above in this Section 5.4), then (A) Tenant shall be liable to Landlord for all damages available to Landlord pursuant to the Lease and otherwise available to Landlord at law and/or in equity by reason of a default by Tenant under the Lease or this Work Letter (including, without limitation, the remedies available to Landlord pursuant to California Civil Code Section 1951.2), and (B) Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

5.5    Miscellaneous Charges. Neither Tenant nor Tenant's Agents shall be charged for Building services, such as freight elevator usage, or utilities, in connection with construction of the Tenant Improvements.

5.6    Deemed Approval. Notwithstanding anything to the contrary contained in this Work Letter, in the event that Landlord fails to timely respond to any matter in this Work Letter requiring Landlord's consent or approval, Tenant shall deliver a second written request to Landlord and if Landlord fails to respond to such second written request within two (2) business days after receipt, then Tenant's request shall be deemed approved.

SCHEDULE 1
BUILDING SPECIFICATIONS

Exhibit B
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BLDG STANDARD SPECIFICATIONS

PROPERTY:	**150 SPEAR STREET**		
	SAN FRANCISCO, CA		
WALLCOVERINGS AND PARTITIONS:	Paint	Kelly Moore, Benjamin Moore	Corridor
		Eggshell sheen in corridors and suites	Benj Moore #935 eggshell sheen
		Semi-gloss in Bathrooms	
	Partitions	Ceiling high metal studs	
		Metal backing required for hanging of items over 30 lbs.	
	Demising Walls	Slab to Slab with opening for plenum air transfer	
LAMINATE:	Millwork	Wilsonart, Priority Laminates	
DOORS AND HARDWARE:	Doors	Rift cut white oak	
		Pacific Architectural Wood Products	
		Nos. 53019-A and/or 54063	
	Frames	Western Integrated	
	Trim:	1 inch trim	
	Finish:	black anodized	
	Hardware	Schlage D series PLI 165 cylindrical series	
	Passage:	ND10S	
	Locking:	ND40S	
	Keyed:	ND50PD	
	Keyway:	LE Keyway 6 pin	
	Finish:	High Polish Chrome	
	Electric lock:	Electrified cylindrical	
	Combination:	Manufacturer - Alarm Lock	
		Trilogy DL2800 Series	
GLAZING		Butt-Joint Glass - 3/2" thick	
		Framed Glass - 1/4" thick	
CEILING:	Ceiling Height: 8 ft 6 inches	Existing Ceiling Specification	2011 New Ceiling Specification
		Drop in T-bar	Chicago Metallic Ultraline 4500
		Armstrong #584 B 2 X 2	9/16" Exposed with 1/4" Reveal
		Armstrong #707 2 x 2	Chicago Metallic #1400 1 Wall Angle
		Armstrong #704A 2 x 2	Armstrong # 1912
			Ultima Tegular Fine Texture
LIGHTING:		Existing Lighting Specification	2011 New Indirect Lighting Specification
		2x4 18 cell parabolic lens; 2-T8 4100K	Avante 2AY 2X4 2-T8 4100
		1x4 8 cell parabolic lens, 2 T8 4100K	Avante 2AY 2X2 2 T8 4100
		2X2 9 cell parabolic lens, 2-T8 U-tubes 4100K	
ELECTRICAL:		No Power Poles; No Off-Cell Poke Throughs	
		No new electrical duplexes, feeds, etc. on structural perimeter walls	
		Duplexes and feeds from core walls are a non-standard item	
"White" duplexes and switches			
SPRINKLERS		Head locations are to be center of tile	
FLOOR COVERING:		Rolled Carpet Over Pad	24 X 24 Carpet Tiles
	Carpet	Patcraft Collections	Patcraft Collections
		Headlines, Break Loose, In The Mix	Vector, Infinite Wisdom, Flex, Yield
		Off Hand, Artiste (Partial List)	
	Common Example	I0148 - Headlines II	
		41900 Millions Tinted in Stock	
		Tufted Yarn Weight 26 oz	
	Base	Burke 4" Base	
	VCT	Armstrong Standard Excelon Imperial Texture	
PLUMBING:	Hot Water in Suites:	Chronomite Insta Flow Model SR 30/277	
		30 Amps/277 Volts	
HVAC		Variable air volume box 6", 8" or 10"	Standard Zoning Build-Out
		Titus 2/ESV 3000	Interior zones and exterior zones are separated
		Tuttle and Bailey (Titus Equivalent)	Interior zones are 1 VAV per 1,000 sf
			Exterior zones are 1 VAV per 500 sf
			Conference rooms have dedicated zones

150 Spear Building Information Sheet 2013.xls BLDG STANDARD SPECIFICATIONS 2/20/2013 4:32PM

Exhibit B
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EXHIBIT C

150 SPEAR STREET, SAN FRANCISCO, CALIFORNIA
NOTICE OF LEASE TERM DATES

To:
Re:    Office Lease dated
2015 between 150 SPEAR STREET, LLC, a Delaware limited liability company ("Landlord"), and CASTLIGHT HEALTH, INC., a Delaware corporation ("Tenant") concerning Suites 200, 400, 500 and 575 on floors two, four and five of the office building located at 150 Spear Street, San Francisco, California.

Gentlemen: In accordance with the above-referenced Office Lease (the "Lease"), we wish to advise you and/or confirm asfollows:

1.	The Lease Term shall commence on or has commenced on ,

ending on , .

2.	Rent commenced to accrue on in the amount of $ .
for a term of

3.
If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at _.

5.	The approximate number of rentable square feet within the Premises is ( ) square feet.

6.	Tenant's Share as adjusted based upon the approximate number of rentable square feet within the Premises is %.

Agreed to and Accepted as of    , 2015.

"Tenant":

CASTLIGHT HEALTH, INC.,
a Delaware corporation

By:
Its:

Exhibit C
1
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EXHIBIT D

150 SPEAR STREET, SAN FRANCISCO, CALIFORNIA
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Ten (10) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Francisco, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and Landlord's agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of

Exhibit D
2
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the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and Landlord's agents to prevent same.

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

Exhibit D
3
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Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building common areas.

The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

Tenant must comply with all applicable "NO-SMOKING" or similar ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord,

Exhibit D
4
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at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

No on-site auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, and shall provide all such changes to Tenant in writing. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit D
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RIDER 1
Right of First Offer

This Rider 1 ("ROFO Rider") is incorporated as a part of that certain Office Lease dated May 7, 2015, by and between CASTLIGHT HEALTH, INC., a Delaware corporation ("Tenant"), and 150 SPEAR STREET, LLC, a Delaware limited liability company ("Landlord"), for the Premises located at 150 Spear Street, Suites 200, 400, 500 and 575, San Francisco, California (the "Premises").

1.Right of First Offer. Commencing on the date of this Lease and continuing thereafter during the first three (3) years of the initial term of the Lease, Tenant shall have an ongoing right of first offer ("First Offer Right") to lease any rentable area on floors 5 through 11 and 14 of the Building, which is available or is expected to become available within five (5) business days for lease to third parties, as determined by Landlord. Notwithstanding anything to the contrary contained herein, (i) the lease term for Tenant's lease of the First Offer Space pursuant to Tenant's exercise of the First Offer Right shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space as of the date hereof and (B) the first lease pertaining to the First Offer Space entered into by Landlord after the date of this Lease (if the First Offer Space is vacant as of the date of this Lease) (the leases described in Sections 1(i)(A) and (B) are referred to collectively as the "Superior Leases"), including any renewal or extension of any such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such First Offer Right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to Parallel Advisors, LLC with respect to floor 9 of the Building (the rights described in items (i) and (ii), above, to be known collectively as the "Superior Rights").

2.Terms and Conditions. Landlord shall give Tenant written notice (the "First Offer Notice") that the First Offer Space is available or is expected to become available for lease by Tenant as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant's First Offer Right, as set forth in this Addendum, provided that no holder of Superior Rights desires to lease all or any portion of the First Offer Space. Any such Landlord's First Offer Notice delivered by Landlord in accordance with the provisions of Section 1 above shall set forth the terms upon which Landlord would lease the First Offer Space to Tenant, including, without limitation (i) the anticipated date upon which the First Offer Space is available or is expected to become available for lease by Tenant and the commencement date therefor, (ii) the Base Rent payable for the First Offer Space, which shall be equal to the then Fair Market Rental Rate for the First Offer Space (as defined in this Section 2 below and as determined by Landlord), and (iii) the term of the lease for the First Offer Space which shall in all events be at least four (4) years. As of the commencement of the First Offer Space term, Landlord shall deliver to Tenant possession of the First Offer Space in broom clean condition, free of all personal property and debris, and with the Base Building and the existing Building systems and equipment in good working condition and otherwise in its then existing condition and state of repair, "AS IS", without any obligation of Landlord to remodel, improve or alter the First Offer Space, to perform any other construction or work of improvement upon the First Offer Space, or to provide Tenant with any construction or refurbishment allowance except as determined as part of Fair Market Rental Rate. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the First Offer Space, Building, or Park have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord's agents, representatives or employees have made any representations as to the suitability or fitness of the First Offer Space for the conduct of Tenant's business, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties. As used herein, the "Fair Market Rental Rate" payable by Tenant for the First Offer Space shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the lease term for the First Offer Space, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the First Offer Space for a comparable term, which comparable space is located in the Building and in other comparable first-class buildings in the vicinity of the Building, taking into consideration all free rent, tenant improvement allowances, brokerage commissions and other out-of-pocket concessions generally being granted at such time for such comparable space for the lease term for the First Offer Space, including the condition and value of existing tenant improvements in the First Offer Space. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period the First Offer Space will be covered by the Lease.

Rider 1
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4.Procedure for Acceptance. On or before the date which is seven (7) business days after Tenant's receipt of Landlord's First Offer Notice (the "Election Date"), Tenant shall deliver written notice to Landlord ("Tenant's Election Notice") pursuant to which Tenant shall have the right to elect either to: (i) lease the entire First Offer Space described in the First Offer Notice upon the terms set forth in the First Offer Notice; or (ii) refuse to lease such First Offer Space identified in the First Offer Notice. If Tenant does not respond in writing to Landlord's First Offer Notice by the Election Date, Tenant shall be deemed to have elected not to lease such First Offer Space. If Tenant elects or is deemed to have elected not to lease such First Offer Space, then Tenant's First Offer Right set forth in this ROFO Rider shall terminate with respect to such First Offer Space and Landlord shall thereafter have the right to lease all or any portion of such First Offer Space to anyone to whom Landlord desires on any terms Landlord desires.

5.Lease of First Offer Space. If Tenant timely exercises this First Offer Right as set forth herein, Tenant shall provide Landlord a non-refundable deposit, equivalent to the first month's Base Rent for the First Offer Space and the parties shall have ten (10) business days after Landlord receives Tenant's Election Notice and deposit from Tenant in which to execute an amendment to the Lease adding such First Offer Space to the Premises on all of the terms and conditions as applicable to the initial Premises, as modified to reflect the terms and conditions as set forth in Landlord's First Offer Notice. Upon full execution of an amendment for the First Offer Space, the non-refundable deposit shall be credited toward Base Rent for the first month of the terms of the First Offer Space. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Offer Right provided herein, if at all, with respect to all of the space offered by Landlord to Tenant in Landlord's First Offer Notice at any particular time, and Tenant may not elect to lease only a portion thereof.

6.Limitations on, and Conditions to, First Offer Right. Notwithstanding anything in the foregoing to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under this Lease, at law or in equity, the First Offer Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following individual events occur or any combination thereof occur: (i) at any time Tenant has been in monetary default of the performance of any of the covenants, conditions or agreements to be performed under this Lease (beyond the expiration of all applicable notice and cure periods); and/or (ii) on the scheduled commencement date for Tenant's lease of the First Offer Space, Tenant is in default under this Lease (beyond the expiration of all applicable notice and cure periods); and/or (iii) Tenant has assigned its rights and obligations under all or part of the Lease other than to a Permitted Transferee or Tenant is then subleasing more than thirty-three percent 33% of the Premises other than to a Permitted Transferee; and/or (iv) Tenant's financial condition is unacceptable to Landlord at the time Tenant's Election Notice is delivered to Landlord (and if Tenant's financial condition is sufficient at the time of delivery of Tenant's Election Notice to satisfy the requirements necessary to burn down the Letter of Credit Amount as provided in the Letter of Credit Rider, then Tenant's financial condition shall be deemed acceptable to Landlord pursuant to this clause); and/or (v) Tenant has failed to exercise properly this First Offer Right in a timely manner in strict accordance with the provisions of this ROFO Rider; and/or (vi) Tenant's right to possession of all or any part of the Premises under the Lease has been terminated, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease. Tenant's First Offer Right to lease the First Offer Space is personal to the original Tenant executing this Lease, and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease other than to a Permitted Transferee.

7.Brokers. Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker in connection with any of the First Offer Space described herein and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys' fees and costs.

8.Time is of the Essence. Time is of the essence with respect to each and every time period described in this ROFO Rider.

Rider 1
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RIDER 2
LETTER OF CREDIT RIDER

This Letter of Credit Rider ("Letter of Credit Rider") is made and entered into by and between 150 SPEAR STREET, LLC, a Delaware limited liability company ("Landlord"), and CASTLIGHT HEALTH, INC., a Delaware corporation ("Tenant"), and is dated as of the date of the Office Lease ("Lease") by and between Landlord and Tenant to which this Letter of Credit Rider is attached. The agreements set forth in this Letter of Credit Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Letter of Credit Rider are inconsistent with the terms of the Lease, the terms of this Letter of Credit Rider shall control.

1.Within ten (10) days of the mutual execution and delivery of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, an irrevocable and unconditional negotiable standby letter of credit (the "Letter of Credit"), in the form attached hereto as Exhibit 1 or such other form provided by the issuer and acceptable to Landlord in Landlord's sole discretion and containing the terms required herein, payable in the City of San Francisco, California, running in favor of Landlord issued by a solvent, nationally recognized commercial bank (the “Bank”) that is acceptable to Landlord in its sole discretion and (1) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (2) has a long term rating of A or higher as rated by Moody’s Investors Services, Standard & Poor’s, and Fitch Ratings Ltd (Fitch), under the supervision of the Superintendent of Banks of the State of California, or a national banking association (the “Letter of Credit Issuer Requirements”), in the amount of One Million Dollars ($1,000,000.00) (the "Letter of Credit Amount"). As of the date of this Lease, Morgan Stanley meets the Letter of Credit Issuer Requirements and, so long as such entity continues to meet such requirements, is approved by Landlord to issue the Letter of Credit. In the event Tenant desires to reduce the Letter of Credit Amount, then Tenant shall deliver to Landlord, (a) unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP") and certified as true and correct by Tenant's chief financial officer for the immediately preceding four (4) calendar quarters, and (b) audited financial statements prepared in accordance with GAAP and certified as true and correct by a national independent certified public accounting firm (any such financial statement shall be hereinafter referred to as a "Financial Statement") for the immediately preceding calendar year. If any Financial Statement evidences that (i) Tenant's working capital (current assets less current liabilities net of deferred revenue) is an amount of at least One Hundred Million Dollars ($100,000,000.00) and (ii) Tenant has positive net operating income for the immediately preceding four (4) consecutive calendar quarters or Tenant has positive net operating income for the immediately preceding two (2) consecutive calendar quarters and has maintained throughout such two (2) calendar quarters a net cash balance of at least Two Hundred Fifty Million Dollars ($250,000,000.00), then provided Tenant has not been in monetary default under the Lease at any time during the Term (beyond the expiration of any applicable notice and cure period) prior to such date and Landlord has not drawn down on the Letter of Credit (or utilized the Security Deposit to cure a Tenant monetary default) prior to such date, then Tenant shall have the right to reduce the Letter of Credit Amount to Five Hundred Thousand Dollars ($500,000.00). In addition to the foregoing, if, (A) regardless of whether the Letter of Credit Amount has been reduced pursuant to the immediately preceding sentence, (B) Tenant has not been in monetary default under the Lease at any time during the Term (beyond the expiration of any applicable notice and cure period) prior to such date, (C) Landlord has not drawn down on the Letter of Credit (or utilized the Security Deposit to cure a Tenant monetary default) prior to such date, and (D) Tenant's Financial Statements evidence that Tenant's working capital (current assets less current liabilities net of deferred revenue) is an amount of at least One Hundred Million Dollars ($100,000,000.00) and Tenant has maintained positive net operating income for the immediately preceding twenty-four (24) consecutive calendar months, then Tenant shall have the right to reduce the Letter of Credit Amount to zero. No reductions in the Letter of Credit Amount pursuant to this paragraph shall be permitted prior to the date that is eighteen (18) months after Tenant actually commences the payment of Base Rent due under the Lease. If Tenant requests a reduction in the Letter of Credit Amount and satisfies the requirements therefor, then Landlord shall, within seven (7) business days request from the Bank all documents necessary to effectuate the Letter of Credit reduction and shall promptly and diligently pursue the completion of such documents. Any fees, costs or expenses incurred by Landlord in connection with documentation of any such reduction in the Letter of Credit Amount pursuant to this paragraph shall be borne solely by Tenant. Notwithstanding anything to the contrary herein, if Tenant has defaulted in its monetary obligations under the Lease (beyond the expiration of any applicable notice and cure periods), then Tenant’s right to reduce the face

Rider 2
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amount of the Letter of Credit shall terminate and shall be of no further force or effect.
2.The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect, whether through replacement, renewal or extension, for the period from the Lease Commencement Date and continuing until the date (the "Letter of Credit Expiration Date") which is ninety (90) days after the Lease Expiration Date, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord,
(iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication #590, (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Landlord's (or Landlord's then managing agent's) written statement that such amount is due to Landlord under the terms and conditions of the Lease, or (2) in the event Tenant, as applicant, shall have failed to provide to Landlord a new or renewal Letter of Credit satisfying the terms of this Letter of Credit Rider at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, (3) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or
(4) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity) and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement.

3.The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and upon the transferee's written assumption of Landlord's obligations under the Lease (including with respect to the Letter of Credit), Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

4.If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Letter of Credit Rider, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Article 19 of the Lease, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Landlord not later than thirty (30) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Letter of Credit Rider, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Letter of Credit Rider, and the proceeds of the Letter of Credit may be applied by Landlord for Tenant’s failure to fully and faithfully perform all of Tenant’s obligations under this Lease and against any Rent payable by Tenant under this Lease that is not paid when due in each case beyond applicable notice and cure periods (unless such notice is prohibited by law) and/or to pay for all losses and damages that Landlord has suffered or that Landlord

Rider 2
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reasonably estimates that it will suffer as a result of such default by Tenant under this Lease. Any unused proceeds shall be held as a cash security deposit and need not be segregated from Landlord's other assets.
5.Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit in the event Tenant fails to fully and faithfully perform all of Tenant’s obligations under this Lease beyond applicable notice and cure periods (unless such notice is prohibited by law) and to compensate Landlord for all losses and damages Landlord may suffer as a result of the occurrence of such default on the part of Tenant under the Lease and Landlord may, at any time, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, for such purposes. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

6.Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its reasonable discretion, then Tenant shall within ten (10) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease, including without limitation, the Letter of Credit Issuer Requirements. Notwithstanding anything in this Lease to the contrary, Tenant’s failure to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such 10-day period Landlord shall constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Letter of Credit Rider, and Tenant shall within ten (10) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Letter of Credit Rider and that meets the Letter of Credit Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in this Letter of Credit Rider or the Lease to the contrary, constitute a material default for while there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid 10-day period).

7.Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

Rider 2
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EXHIBIT 1 TO LETTER OF CREDIT RIDER

Contact Phones:

IRREVOCABLE STANDBY LETTER OF CREDIT

, 20 Beneficiary: 150 Spear Street, LLC c/o Principal Real Estate Investors, LLC Department H137-MRI# 711 High Street Des Moines, Iowa 50392-1370 Attention: Senior Operations Manager	Our irrevocable standby Letter of Credit: No. Applicant: Amount: Exactly USD $ ( and __/100 Dollars) Final Date of Expiration: [INSERT DATE WHICH IS 90 DAYS AFTER LEASE EXPIRATION DATE]

We (the "Bank") hereby issue our irrevocable standby Letter of Credit No.    in Beneficiary's favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $_        .
This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: "Drawn under    [INSERT NAME OF BANK] Letter of Credit No.    " and accompanied by the following:

1.Beneficiary's signed certification purportedly signed by an authorized officer or agent stating:

(A)"Beneficiary, as landlord, is now entitled to draw upon this Letter of Credit pursuant to the terms and conditions of that certain lease agreement dated    for premises located at
    "; or

(B)"The Bank has notified us that this Letter of Credit will not be extended beyond the current expiration date of this Letter of Credit and Applicant has not delivered to Beneficiary at least thirty (30) days prior to the current expiration of this Letter of Credit a replacement Letter of Credit satisfactory to Beneficiary."

(C)"Tenant has filed a voluntary petition under the Federal Bankruptcy Code;" or

(D)"An involuntary petition has been filed against Tenant under the Federal Bankruptcy Code."

2.The original of this Letter of Credit. Special conditions:

Partial draws under this Letter of Credit are permitted. Notwithstanding anything to the contrary contained

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herein, this Letter of Credit shall expire permanently without renewal on    [INSERT DATE WHICH IS 90 DAYS AFTER LEASE EXPIRATION DATE].

This Letter of Credit shall be automatically extended for an additional period of one (1) year, without amendment, from the present or each future expiration date but in any event not beyond    [INSERT DATE WHICH IS 90 DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of Credit, unless, at least thirty (30) days prior to the then current expiration date we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in Paragraph 1 above on or before the expiration date of this Letter of Credit, without inquiry as to the accuracy thereof and regardless of whether Applicant disputes the content of any such documents or certifications.

This Letter of Credit is transferable and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant's consent thereto, transfer all or any portion of Beneficiary's interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary's rights and interests in and to the Lease. Applicant shall be responsible for paying the Bank's transfer and processing fees in connection with any such transfer. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

Except so far as otherwise expressly stated, this documentary credit is subject to the International Standby Practices 1998, International Chamber Of Commerce Publication No. 590.

By:          Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

s

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